       As filed with the Securities and Exchange Commission on November 29, 2002
                                      An Exhibit List can be found on page II-3.
                                                     Registration No. 333-______

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            VIANET TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)

          DELAWARE                                      87-0434285
(State or other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                      7371
                          (Primary Standard Industrial
                           Classification Code Number)

                         6509 WINDCREST DRIVE, SUITE 160
                                 PLANO, TX 75024
                                 (972) 543-2700
        (Address and telephone number of principal executive offices and principal place of business)

                    VICTOR E. GOETZ, CHIEF FINANCIAL OFFICER
                         6509 WINDCREST DRIVE, SUITE 160
                                 PLANO, TX 75024
                                 (972) 543-2700
            (Name, address and telephone number of agent for service)

                                   Copies to:
                            Richard A. Friedman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                   CALCULATION OF REGISTRATION FEE
======================================================= ================= ==================== ===================== ==============
                                                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
          TITLE OF EACH CLASS OF SECURITIES               AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING   REGISTRATION
                   TO BE REGISTERED                        REGISTERED         SECURITY(1)             PRICE               FEE
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of common stock, $.001 par value                  321,089,738            $0.008            $2,568,718         $236.32

Total                                                    321,089,738            $0.008            $2,568,718         $236.32

======================================================= ================= ==================== ===================== ==============

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on November 26, 2002.

                                   ----------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

PRELIMINARY PROSPECTUS            SUBJECT TO COMPLETION, DATED NOVEMBER 29, 2002

     The information in this prospectus is not complete and may be changed.

                            VIANET TECHNOLOGIES, INC.
                              321,089,738 SHARES OF
                                  COMMON STOCK

         This prospectus relates to the resale by the selling stockholders of 321,089,738 shares of our common stock, based on current market prices. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. Certain of the selling stockholders are deemed underwriters of the shares of common stock which they are offering. Please see the "Selling Stockholders" section in this prospectus for a complete description of all of the selling stockholders.

         We will not receive any proceeds from the sale of shares by the selling stockholders. However, we will receive proceeds upon the exercise of any warrants or options that may be exercised by the selling stockholders, if any. We will pay the expenses of registering these shares.

         Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol "VNTK." The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on November 26, 2002, was $0.008.

                                   ----------

            INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                                   ----------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is ______________, 2002.

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by Vianet Technologies, Inc., with the Securities and Exchange Commission. The Selling Stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

OVERVIEW

         We were originally incorporated in the State of Delaware on March 20, 1998. In March 1999, we consummated a merger with Radar Resources, Inc., a Nevada Corporation, under the terms of which we merged with and into Radar through an exchange of shares. Upon completion of the merger, Radar changed its name to Vianet Technologies, Inc. In June 2000, we reincorporated under the laws of the State of Delaware.

         In December 2001, we acquired 100% of the outstanding capital stock of Comm Services Corporation in a merger transaction. Comm Services operates as a division of Vianet and is a wholesaler of telecommunications services that sells international long distance voice and data service to global carriers that include regional Bell operating companies, competitive local exchange carriers, long distance companies and private network providers. Comm Services provides its services through a combination of its own international network facilities, various international termination relationships and resale arrangements with other international long distance service providers. Comm Services was originally incorporated on February 16, 2001.

         Although Vianet was the surviving legal entity in the merger, the transaction has been accounted for as an issuance of equity by Comm Services, and a recapitalization of Comm Services under the capital structure of Vianet in exchange for the net assets of Vianet. This type of transaction is commonly referred to as a reverse acquisition. Under the purchase method of accounting, the historical results of Comm Services have been carried forward and Vianet's operations have been included in the financial statements commencing on the merger date. Accordingly, all of the historical 2001 results included here are those of Comm Services only. Further, on the date of the merger, the assets and liabilities of Vianet were recorded at their fair values, with the excess purchase consideration allocated to goodwill and consolidated with the balance sheet of Comm Services. Results of operations after the merger include the results of both companies on a consolidated basis.

PRINCIPAL PRODUCTS AND SERVICES

         Through Comm Services, we offer telecommunications services both domestically and internationally, providing high quality Voice Over Internet Protocol, commonly referred to as VoIP, long distance services. These services, which include transport and termination services, a switched direct dialing VoIP, commonly referred to as 1+dialing, voice, fax and modem service, and network monitoring operations center services, are provided to telecommunication carriers, business enterprises and other service providers. Comm Services enables telephony communications service providers to offer their consumers high quality voice, data, and video communications. Comm Services delivers its services through its internet protocol, or IP, based packet switching network that is designed to be more efficient than traditional circuit-switching networks. Comm Services is able to charge customers highly competitive rates because its transmission costs are generally lower than those incurred by traditional circuit-switching competitors. The Comm Services network reduces transmission costs by providing routing which bypasses many local access, long-distance tariff and settlement charges.

         Our network is designed to allow it to accommodate rapid deployment of new services like video conferencing, enterprise virtual private networks and enhanced data services.

         We are continuing our business of designing and marketing advanced data visual communication technologies and services, which utilize a wavelet compression technique Wavelet based technologies deliver data, video and multimedia content faster than conventional compression techniques. Furthermore, wavelet compression typically uses less bandwidth, costs less and yields higher quality video and still imagery than conventional techniques. Our key products include the Lightning Strike suite of products, which include LS Video Messenger, LS Video Interactive, LS Power Zoom and LS Video Stream. All of these products utilize our wavelet technology, and offer customers high quality desktop video applications. Our key video products include the Lightning Strike suite of products such as:

     o LS Video Messenger Pro - a product that enables users to send v-mail, which consist of the e-mailing of a video file;
     o   LS Video Interactive - a suite of video conferencing products;

     o LS Power Zoom - a product that allows a user to zoom and pan on still images;
     o LS Video Stream - a streaming video product that allows users to view video on demand; and
     o LS Licensing Server - a server based application that manages deployment and version control for the other LS products.

         The combination of Comm Services' global IP network and Vianet's suite of visual media applications results in us being able to offer consistent, high quality voice, video and data services to customers on a privately managed IP-based network. This network has tier 1 bandwidth connections, providing service at levels of quality and reliability that are difficult to achieve over public networks, such as the Internet, and making it ideal for applications like VoIP and video conferencing. In addition, a state-of-the-art network operations center is in place to monitor, analyze and test all aspects of the network performance 24 hours a day, 7 days a week, to assure high quality and to minimize interruption of service to customers.

         We are now able to provide enterprise customers with a global virtual private network, with bandwidth management and quality of service, or QoS, features, for business quality video conferencing and data collaboration, any time, anywhere. Further, we can now provide managed broadband network access, combining the use of traditional broadband copper access and broadband wireless access where traditional wire access is not practical. This combination allows us to offer both the traditional service providers and the enterprise customers a business reason to justify virtual private networks services.

         We also offer video compression technology, as well as value added services, which provide our customers with a competitive edge. We believe our products will enable communications across broadband networks that efficiently combine voice, data, graphics and video across geographic locations with high throughput, protocol flexibility, and system expandability.

         Our principal offices are located at 6509 Windcrest Drive, Suite 160, Plano, Texas 75024, and our telephone number is (972) 543-2700. We are a Delaware corporation.

                                            THE OFFERING
Common stock offered by selling stockholders           321,089,738 shares. This number represents
                                                       approximately 52% of our common stock to
                                                       be outstanding after the offering.

Common stock to be outstanding after the offering      615,555,740 shares

Use of proceeds                                        We will not receive any proceeds from the
                                                       sale of the common stock.

Over-The-Counter Bulletin Board                        VNTK


                                  RISK FACTORS

         THIS INVESTMENT HAS A HIGH DEGREE OF RISK. BEFORE YOU INVEST YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE HARMED AND THE VALUE OF OUR STOCK COULD GO DOWN. THIS MEANS YOU COULD LOSE ALL OR A PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY WITH WHICH TO JUDGE OUR PERFORMANCE.

         We were originally incorporated in the State of Delaware on March 20, 1998. In December 2001, we acquired 100% of the outstanding capital stock of Comm Services Corporation in a merger transaction. Comm Services operates as a division of Vianet and is a wholesaler of telecommunications services that sells international long distance voice and data service to global carriers that include regional Bell operating companies, competitive local exchange carriers, long distance companies and private network providers. On July 24, 2001, Comm Services purchased 83% of Inter-Tel.NET, Inc. from Inter-Tel, Inc. in a stock purchase transaction. Inter-Tel.NET is a facilities-based provider of U.S. originated international long-distance voice and data terminations services. The efficiency of its managed VoIP network, its least cost routing structure and bandwidth capacity, allow Comm Services to offer competitive prices to carrier and reseller customers for international termination. Accordingly, we have a limited operating history. We may encounter risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. We cannot assure stockholders that our business strategy will be successful or that we will successfully address these risks. Our failure to do so could materially adversely affect our business, financial condition and operating results.

WE HAVE A HISTORY OF LOSSES AND WE ANTICIPATE FUTURE LOSSES AND NEGATIVE CASH FLOW.

         We incurred net losses from operations of $34,331,225 for the period from February 16, 2001, the date of inception of Comm Services, through September 30, 2002. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. In addition, we may require additional funds to sustain and expand our sales and marketing activities, research and development, and our strategic alliances, particularly if a well-financed competitor emerges or if there is a rapid technological shift in the Internet access equipment industry. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations.

THE FAILURE TO MANAGE OUR GROWTH IN OPERATIONS AND HIRE ADDITIONAL QUALIFIED EMPLOYEES COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

         The expected growth of our operations will place a significant strain on our current management resources. To manage this expected growth, we will need to improve our:

     o   operations and financial systems;
     o   procedures and controls; and
     o   training and management of our employees.

Competition for personnel is intense, and we cannot assure stockholders that we will be able to successfully attract, integrate or retain sufficiently qualified personnel. Our failure to attract and retain the necessary personnel or to effectively manage our employee and operations growth could result in additional losses and lower revenue.

OUR RECENT ACQUISITION OF COMM SERVICES CORPORATION MAY LOWER OUR EARNINGS.

         We recently acquired Comm Services Corporation. If we are unable to effectively integrate this business into our existing business, and retain key employee expertise in our organization, it may lower our earnings or revenue growth.

WE NEED TO EXPAND OUR SALES AND SUPPORT ORGANIZATIONS TO INCREASE MARKET ACCEPTANCE OF OUR PRODUCTS.

         Competition for qualified sales personnel is intense. In addition, we currently have a small customer service and support organization and will need to increase our staff to support new customers and the expanding needs of existing customers. The employment market for sales personnel, and customer service and support personnel in this industry is very competitive, and we may not be able to hire the kind and number of sales personnel, customer service and support personnel we are targeting. Our inability to hire qualified sales, customer service and support personnel may materially adversely affect our business, operating results and financial condition.

WE HAVE TANGIBLE NET WORTH DEFICIT AND A GOING-CONCERN QUALIFICATION IN OUR INDEPENDENT AUDITOR'S REPORT ON OUR FINANCIAL STATEMENS, EITHER OR BOTH OF WHICH MAY MAKE CAPITAL RAISING MORE DIFFICULT AND MAY REQUIRE US TO SCALE BACK OR CEASE OPERATIONS.

         We have a net worth deficit as of our latest balance sheet date. This deficit indicates that we will be unable to meet our future obligations unless additional funding sources are obtained. To date we have funded Vianet by attracting additional equity and debt investments. However, if in the future we are unsuccessful in attracting new sources of funding then we will be unable to continue in business. In addition, the financial statements for our year ended December 31, 2001 and nine months ended September 30, 2002 have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements for the period ended December 31, 2001, we incurred losses of $14,168,656 for the period from February 16, 2001, the date of inception of Comm Services, through December 31, 2001. We are also in arrears on our capital lease obligations in the amount of $1,082,037 as of December 31, 2001 and had negative working capital of $17,749,467 at December 31, 2001. Our losses for the nine month period ended September 30, 2002 were $20,162,579, and our negative working capital at September 30, 2002 was $32,410,700. The majority of our accounts payable are delinquent. We are working with our vendors to procure revised payment terms, although there can be no assurances that we will be successful in this endeavor. These factors among others raise substantial doubt about our ability to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustment relating to the recovery and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

         Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow from operations, to obtain financing arrangements or equity investment on a timely basis sufficient to satisfy current working capital needs and ultimately to attain profitability. We are actively pursuing additional financing and equity financing through discussions with lenders and investment bankers.

         We believe that our ongoing efforts will continue to successfully fund operations until positive cash flow is attained. However, there is no guarantee that our efforts will be able to attract additional necessary equity and/or debt investors. If we are unable to obtain this additional funding, we may not be able to continue operations.

WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL TO FUND OUR OPERATIONS AND, AS A RESULT, WE MAY CUT BACK OR DISCONTINUE OPERATIONS OR LIMIT OUR BUSINESS STRATEGIES.

         While we will need significant additional capital in the near future, we may be unable to obtain funding for our operations on favorable terms, or at all. If adequate funds are not available, we may be required to cut back or discontinue our product introductions, or our sales, marketing or distribution plans, or to reduce our operating expenses, or attempt to obtain funds through strategic alliances that may require us to relinquish rights to one or more of our technologies or products. Deteriorating global economic conditions and the effects of ongoing military actions against terrorists may cause prolonged declines in investor confidence in and accessibility to capital markets. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. This financing may also dilute existing stockholders' equity. Furthermore, any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding.

CONCENTRATION OF CREDIT RISK

         For the period ended December 31, 2001, all of our customers were telecommunication service providers. The five largest customers represented 74.4% of our revenue while the ten largest customers represented 92.5%. Although our largest customers may vary from period to period, we anticipate that our results of operations in any given period will continue to depend to a significant extent upon sales to a small number of customers. None of our customers have entered into an agreement requiring them to purchase a minimum amount of product from us. There can be no assurance that our principal customers will continue to purchase product from us at current levels, if at all. The loss of one or more major customers could have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO OUR INDUSTRY

OUR FAILURE TO RESPOND TO RAPID CHANGE IN THE MARKET FOR VOIP SOFTWARE COULD CAUSE US TO LOSE REVENUE AND HARM OUR BUSINESS.

         The market for VoIP communications products has only recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed products and services for Internet or other IP network voice communications. As is typical in the case of a new and rapidly evolving industry, the demand for and market acceptance of recently introduced VoIP products and services are subject to a high degree of uncertainty. There can be no assurance that VoIP will become widespread. Further, even if VoIP achieves broad market acceptance, there can be no assurance that our products will achieve market acceptance. The adoption of VoIP generally requires the acceptance of a new way of exchanging information. In particular, enterprises that have already invested substantial resources in other means of communicating information may be reluctant or slow to adopt a new approach to communications. The lack of control over VoIP infrastructure and each user's system configuration may cause users of VoIP delays in the transmission of speech, loss of voice packets and inferior sound quality relative to standard telephony networks. If these factors cause the market for VoIP to fail to develop or to develop more slowly than we anticipate, our VoIP products could fail to achieve market acceptance, which in turn could have a material adverse effect on our business, financial condition and results of operations.

NEW GOVERNMENT REGULATION AND THE RESOLUTION OF CURRENT LEGAL UNCERTAINTIES COULD HARM OUR BUSINESS.

         The regulatory environment for VoIP is subject to substantial uncertainty. There can be no assurance that the sale and use of VoIP products will not violate telecommunications or other regulations in any of the countries in which such products are or will be marketed and used. In the United States, we believe that there are currently few laws or regulations directly applicable to VoIp. However, changes in the regulatory environment, particularly in regulations relating to the telecommunications industry, could have a material adverse effect on our business. The increased commercial acceptance of VoIP could result in intervention by governmental regulatory agencies in the United States or elsewhere in the world under existing or newly enacted legislation and in the imposition of fees, charges or taxes on users and providers of products and services in this area. There can be no assurance that such intervention or imposition of fees, charges or taxes would not have a material adverse effect upon the acceptance and attractiveness of VoIP. Moreover, legislative proposals from international, federal and state government bodies could impose additional regulations and obligations upon on-line service providers. The growing popularity and use of the Internet has increased public focus and could lead to increased pressure on legislatures to impose such regulations. While we are aware of any other proposed legislation or regulation directly affecting its business, we cannot predict the likelihood that any future legislation or regulation will be enacted, nor the financial impact, if any, of such resulting legislation or regulation. In the future, we may also develop and introduce other products with new or additional telecommunications capabilities or services, which could be subject to existing federal government regulations or result in the imposition of new government regulations, either in the United States or elsewhere.

WE ARE DEPENDENT UPON THE MARKET ACCEPTANCE OF OUR TECHNOLOGY.

         Much of the technology developed and acquired by us, particularly wavelet compression technology is based upon recent advances in technology and there can be no assurance that this technology will gain broad market acceptance. Systems integrators, manufacturing partners and other customers may not adopt our products unless they determine, based on experience, testing and other factors, that our products are superior alternatives to other available products. To date, wavelet technology has only been demonstrated in and utilized by a limited number of applications. An inability to sell commercial quantities of products using wavelet technology would have a material adverse effect on our business, financial condition and results of operations. Furthermore, shifts in market acceptance of our products' performance, cost effectiveness, or our sales methods could materially adversely affect our business, operating results and financial condition.

WE EXPECT THE AVERAGE SELLING PRICES OF OUR PRODUCTS TO ERODE RAPIDLY, WHICH MAY IMPACT GROSS MARGINS NEGATIVELY.

         The Internet access equipment industry has experienced rapid erosion of average selling prices due to a number of factors, including competitive pricing pressures and rapid technological change. We may experience substantial period-to-period fluctuations in future operating results due to the erosion of our average selling prices. We anticipate that the average selling prices of our products will decrease in the future in response to competitive pricing pressures, increased sales discounts, new product introductions by us or our competitors or other factors. Our failure to develop and introduce new products and product enhancements on a timely basis while reducing product costs would materially adversely affect our business, operating results and financial condition.

OUR PRODUCTS MUST COMPLY WITH EVOLVING INDUSTRY STANDARDS AND GOVERNMENT REGULATIONS, WHICH COULD RESULT IN PRODUCT DELAYS OR UNANTICIPATED EXPENSES.

         In the United States, our products must comply with various regulations and standards defined by the Federal Communications Commission and Underwriters Laboratories. Internationally, products that we develop may be required to comply with standards established by telecommunications authorities in various countries as well as with recommendations of the International Telecommunication Union. Failure to comply with existing or evolving industry standards or to obtain timely domestic or foreign regulatory approvals or certificates could materially adversely affect our business, operating results and financial condition.

UNDETECTED SOFTWARE OR HARDWARE ERRORS COULD HAVE A MATERIAL ADVERSE EFFECT ON
US.

         Visual communications products frequently contain undetected software or hardware errors when first introduced or as new versions are released. We expect that such errors will be found from time to time in new or enhanced products after commencement of commercial shipments. These problems may cause us to incur significant warranty and repair costs, divert the attention of our engineering personnel from our product development efforts and cause significant customer relations problems. The occurrence of hardware and software errors, whether caused by our product or another vendor's products, could result in the delay or loss of market acceptance of our products, and any necessary revisions may result in the incurrence of significant expenses. The occurrence of any such problems would likely have a material adverse effect on our business, operating results and financial condition.

RISKS RELATING TO OUR COMMON STOCK

THE LACK OF A MATURE TRADING MARKET FOR OUR COMMON STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE SIGNIFICANTLY AND LIMIT THE LIQUIDITY OF OUR COMMON STOCK.

         We do not meet the listing requirements for the listing or quotation of our common stock on any national or regional securities exchange or on Nasdaq. Currently, our common stock is traded on the Over-The-Counter Bulletin Board. As a result, accurate current quotations as to the value of our common stock are unavailable making it more difficult for investors to dispose of our common stock. The lack of current quotations and liquidity can cause our stock price to decline or to trade lower than the prices that might prevail if our securities were listed or quoted on an exchange or on Nasdaq.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

         Since our common stock is not listed or quoted on any exchange or on Nasdaq, and no other exemptions currently apply, trading in our common stock on the Over-The-Counter Bulletin Board is subject to the "penny stock" rules of the SEC. These rules require, among other things, that any broker engaging in a transaction in our securities provide its customers with a risk disclosure document, disclosure of market quotations, if any, disclosure of the compensation of the broker and its salespersons in the transaction, and monthly account statements showing the market values of our securities held in the customer's accounts. The brokers must provide bid and offer quotations and compensation information before making any purchase or sale of a penny stock and also provide this information in the customer's confirmation. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders of our company. There will be no proceeds to our company from the sale of shares of common stock in this offering. We may realize up to $580,000 upon the exercise of warrants, which will be used for general corporate purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Vianet's common shares, $0.001 par value per share, are currently traded on the NASD OTC Electronic Bulletin Board under the symbol "VNTK."

The following table sets forth the range of high and low closing bid quotations for our common stock for each quarter of the last two fiscal years, as reported on the Bulletin Board. The quotations represent inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions.

                       PERIOD                          HIGH          LOW
                       ------                          ----          ---

    YEAR ENDED DECEMBER 31, 1999:
             First Quarter................             11.25       10.125
             Second Quarter...............             11.6875      6.50
             Third Quarter................              7.75        4.75
             Fourth Quarter...............              4.75        1.25

    YEAR ENDED DECEMBER 31, 2000:
             First Quarter................              8.4375      3.8125
             Second Quarter...............              6.0625      2.375
             Third Quarter................              3.125       0.9844
             Fourth Quarter...............              1.375       0.2812

     YEAR ENDED DECEMBER 31, 2001:
             First Quarter................              0.48        0.14
             Second Quarter...............              0.22        0.06
             Third Quarter................              0.14        0.07
             Fourth Quarter...............              0.17        0.08

     YEAR ENDED DECEMBER 31, 2002:
             First Quarter................              0.14        0.06
             Second Quarter...............              0.12        0.03
             Third Quarter................              0.05        0.01
             Fourth Quarter(1)............              0.03        0.01

        ______________________

    (1) Through November 21, 2002.

         On November 21, 2002, the closing sale price for our common shares, as reported by the Bulletin Board, was $0.012 per share.

         As of November 21, 2002, there were 615,555,740 shares of common stock outstanding and there were approximately 1,190 registered holders of our common stock.

                                 DIVIDEND POLICY

         Our board of directors determines any payment of dividends. We do not expect to authorize the payment of cash dividends in the foreseeable future nor have we paid any dividends for the last two years. Any future decision with respect to dividends will depend on future earnings, operations, capital requirements and availability, restrictions in future financing agreements, and other business and financial considerations.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

         Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

     o   discuss our future expectations;
     o contain projections of our future results of operations or of our financial condition; and
     o   state other "forward-looking" information.

         We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors could have an adverse effect on our business, results of operations and financial condition.

OVERVIEW

         We were originally incorporated in the State of Delaware on March 20, 1998. In March 1999, we consummated a merger with Radar Resources, Inc., a Nevada Corporation, under the terms of which we merged with and into Radar through an exchange of shares. Upon completion of the merger, Radar changed its name to Vianet Technologies, Inc. In June 2000, we reincorporated under the laws of the State of Delaware.

         In December 2001, we acquired 100% of the outstanding capital stock of Comm Services Corporation ("CSC") in a merger transaction. CSC operates as a division of Vianet and is a wholesaler of telecommunications services that sells international long distance voice and data service to global carriers that include regional Bell operating companies, competitive local exchange carriers, long distance companies and private network providers. CSC provides its services through a combination of its own international network facilities, various international termination relationships and resale arrangements with other international long distance service providers. CSC was originally incorporated on February 16, 2001.

         Although Vianet was the surviving legal entity in the merger, the transaction has been accounted for as an issuance of equity by CSC, and a recapitalization of CSC under the capital structure of Vianet in exchange for the net assets of Vianet. This type of transaction is commonly referred to as a reverse acquisition. Under the purchase method of accounting, the historical results of CSC have been carried forward and Vianet's operations have been included in the financial statements commencing on the merger date. Accordingly, all of the historical 2001 results included here are those of CSC only. Further, on the date of the merger, the assets and liabilities of Vianet were recorded at their estimated fair values, with the excess purchase consideration allocated to goodwill and consolidated with the balance sheet of CSC. Results of operations after the merger include the results of both companies on a consolidated basis.

PRINCIPAL PRODUCTS AND SERVICES

         Through CSC, we offer telecommunications services both domestically and internationally, providing high quality Voice Over Internet Protocol, commonly referred to as VoIP, long distance services. These services, which include transport and termination services, a switched direct dialing VoIP, commonly referred to as 1+dialing, voice, fax and modem service, and Network Monitoring Operations Center Services, are provided to telecommunication carriers, business enterprises and other service providers. CSC enables telephony communications service providers to offer their consumers high quality voice, data, and video communications. CSC delivers its services through its IP-based packet switching network that is designed to be more efficient than traditional circuit-switching networks. CSC is able to charge customers highly competitive rates because its transmission costs are generally lower than those incurred by traditional circuit-switching competitors. The CSC network reduces transmission costs by providing routing which bypasses many local access, long-distance tariff and settlement charges.

         Our network is designed to allow it to accommodate rapid deployment of new services like video conferencing, enterprise Virtual Private Networks (VPN) and enhanced data services. Vianet is continuing its business of designing and marketing advanced data visual communication technologies and services, which utilize a wavelet compression technique. Wavelet based technologies deliver data, video and multimedia content faster than conventional compression techniques. Furthermore, wavelet compression typically uses less bandwidth, costs less and yields higher quality video and still imagery than conventional techniques. Key products include the Lightning Strike suite of products, which include LS Video Messenger, LS Video Interactive, LS Power Zoom and LS Video Stream. All of these products utilize our wavelet technology, and offer customers high quality desktop video applications. Our key video products include the Lightning Strike suite of products such as:

     o LS Video Messenger Pro - a product that enables users to send V-Mail, which consist of the E-mailing of a video file;
     o   LS Video Interactive - a point to point video conferencing product .
     o Video Interactive Multipoint - allows up to an 8 party software based video/audio conference over IP, without a conference bridge (MCU).
     o LS Power Zoom - a product that allows a user to zoom and pan on still images;
     o LS Video Stream - a streaming video product that allows users to view video on demand; and
     o LS Licensing Server - a server based application that manages deployment and version control for the other LS products.

         The combination of CSC's global IP network and Vianet's suite of visual media applications results in our being able to offer consistent, high quality voice, video and data services to customers on a privately managed IP-based network. This network has Tier 1 bandwidth connections, providing service at levels of quality and reliability that are difficult to achieve over public networks, such as the Internet, and making it ideal for applications like VoIP and Video conferencing. In addition, a state-of-the-art network operations center is in place to monitor, analyze and test all aspects of the network performance 24 hours a day, 7 days a week, to assure high quality and to minimize interruption of service to customers.

         We are now able to provide enterprise customers with a global Virtual Private Network, with bandwidth management and Quality of Service, or QoS, features, for business quality video conferencing and data collaboration, any time, anywhere. Further, we can now provide managed broadband network access, combining the use of traditional broadband copper access and broadband wireless access where traditional wire access isn't practical. This combination allows us to offer both the traditional service providers and the enterprise customers a business reason to justify VPN services.

         We also offer video compression technology, as well as value added services, which provide our customers with a competitive edge. We believe our products will enable communications across broadband networks that efficiently combine voice, data, graphics and video across geographic locations with high throughput, protocol flexibility, and system expandability.

MARKETS

         Our principal target markets for video products are ISPs (Internet Service Providers) and ASPs (Application Service Providers), corporate enterprises and government agencies seeking to provide a visual experience to improve communications, brand awareness and access to digitized documents and images. Our market for telecommunications services is primarily to international long-distance telecommunication service providers on a wholesale basis.

         We believe that our video markets are tied to the progress and development of the Internet, the deployment of broadband access, the growth of the SOHO (Small Office Home Office), distance learning and to private network infrastructure.

         We believe that growth in these sectors is currently high, and that it appears to be continuing. We believe that this growth will require a similar growth in the demand for software and hardware to support the systems used by Internet service providers, private networks and individual end users, as well as a similar growth in the demand for products that more efficiently communicate over these systems. Video communications technology allows two or more parties in different locations to use video and audio to communicate simultaneously in a real-time environment. Since video provides an effective means of communication with "face to face" benefits when participants are unable to meet in a common location, we expect this market to expand substantially. The overall video communications market is a rapidly growing large market. According to industry sources, the total video communications market in the United States is expected to grow to $5.8 billion by 2005.

         The telecommunications market was dramatically affected by deregulation of certain aspects of the telecommunications industry and especially with the divestiture by AT&T (American Telephone & Telegraph, Inc.) of the regional bell operating companies. A number of competitive telecommunications companies were formed to avail themselves of the business opportunities thus offered. Today, there are over 500 U.S. long distance companies. Foreign deregulation and privatization have also allowed new long distance providers to emerge in other foreign markets, although the timing and effects are still uncertain. Deregulation has encouraged competition, which in turn has prompted carriers to offer a wider selection of products and services at lower prices. Industry estimates provide that the lower prices for telecommunications services that have resulted from increased competition have been more than offset by decreases in the costs of providing such services and increases in telecommunications usage. These estimates rely upon FCC data for the period 1989 through 1995, during which per-minute settlement payments by U.S.-based carriers to the companies outside the United States that are primarily responsible for providing telecommunication services in particular countries (commonly referred to as "Post, Telephone and Telegraphs," or "PTTs") fell 31.4%, from $0.70 per minute to $0.48 per minute while per-minute international billed revenues fell only 13.7%, from $1.02 in 1989 to $0.88 in 1995. It is expected that as settlement rates and capacity costs continue to decline, international long distance will continue to provide opportunities in the telecommunications market.

         Telecommunications VoIP services consist of both traditional and enhanced voice and data services between ordinary phones and the addition of interactive voice capability to computers, web sites and email. These services satisfy both the extensive market of existing phone users and the expanding market of computer users. Our data networks as compared to traditional telephone networks are better suited to deliver future enhanced services to both phone users and computer users due to the ability to address user specific needs and flexible utilization. Moreover, the Internet is the most cost-effective data network for transmitting any type of data worldwide, including voice. According to the International Telecommunications Union the year 2000 was the first time Internet capacity exceeded international telephone circuit capacity. According to industry sources, the international long distance market by 2003 may approach $190 billion in revenues.

         As the Internet continues to develop as a communications and business tool, we believe that both business and home Internet users will adopt enhanced services that require additional bandwidth and web functionality. We intend to serve these market segments by providing video compression technology, as well as value added services to provide our customers with the competitive edge they need. We believe our products will enable communications across broadband networks that efficiently combine voice, data, graphics and video across geographic locations with high throughput, protocol flexibility, and system expandability. We feel our products currently offer the service and quality the video market is seeking.

SALES, MARKETING & DISTRIBUTION

         We market and sell our video, data and voice products and services to corporations, advertising agencies, ISPs/ASPs, distributors and VARs (Value Added Resellers) in commercial, government, medical and educational markets through direct sales, resellers and agents. We primarily market our international telecommunications services through our direct wholesale carrier services sales staff. We regularly attend and are exhibitors at Internet and telecom trade shows where we meet potential customers and offer new products and services to existing customers.

         Our existing and prospective customers are provided with sales, advertising and promotional materials by our account service personnel. Product demonstration facilities are maintained in our offices. We also provide our sales force with ongoing training to ensure that it has the necessary expertise to effectively market and promote our products.

         We also maintain an Internet web site, which provides extensive information about our Company, our products and services and contact information.

         The five largest telecommunications customers represented 75.3% and 70.4% of the Company's revenue for the period February 16, 2001 to December 31, 2001 and the nine-month period ended September 30, 2002, respectively. The ten largest customers represented 96.0% and 84.6% of our revenue for the period February 16, 2001 to December 31, 2001 and the nine-month period ended September 30, 2002, respectively.

COMPETITION

         We operate in markets that are extremely competitive and are influenced significantly by the marketing and pricing decisions of other industry members. The barriers to entry are not insurmountable in any of the markets in which we compete. We expect competition in these markets to intensify in the future. We compete with both telecommunication service providers and manufacturers or resellers of video communications products, some of which are larger, have longer operating histories have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we have. Consequently, these competitors can devote greater resources to the development, promotion, sale and support of their products. In addition, competitors with a large installed customer base may have a significant competitive advantage over us. Accordingly, these potential customers may not consider or evaluate our products. We expect to face increased competition, particularly price competition, from other technology providers. These vendors may develop products with functionality similar to our products or may provide alternative solutions. Our distributors and OEMs may also compete with us by selling their own current products or products that they may develop, as well as selling products that they purchase from us. In addition, current and potential competitors may establish cooperative relationships among themselves or with third parties to develop and offer competing products.

         We believe that we must invest significant resources in developing new products, enhancing current products and maintaining customer satisfaction to remain competitive. If we fail to do so, our products may not compete favorably with our competitors' products, and our business could be materially adversely affected.

         It is also common in the networking industry for competitors to acquire companies to introduce new products or emerging technologies. Consequently, competitors with larger market capitalizations or cash reserves than us will be better positioned to acquire new technology or products capable of displacing our product lines. If we fail to effectively introduce new products and enhancements on a timely basis, our business may be materially adversely affected.

         The long distance telecommunication market is highly competitive as we compete for customers in the telecommunications markets primarily based on price and quality of service offered and experience intense price competition in our telecommunications business. There are several large and numerous small competitors and we expect to face continuing competition on price and service offerings from existing competitors and new market entrants in the future. Increased competition could force us to reduce our prices if our competitors are able to procure rates or enter into service agreements that are comparable to or better than those we obtain. Similarly, we have no control over the prices set by our competitors in the long distance resale carrier-to-carrier market.

INTELLECTUAL PROPERTY

         As of September 30, 2002, we have filed three patent and two trademark applications, which applications are in various stages in the process for approval. The patent information is as follows:

                                                              APPLICATION
                  TITLE                                         NUMBER
                  -----                                         ------

         System and Method for Image Compression and          09/038,562
           Decompression

         System and Method for Image Compression and          09/727,242
           Decompression - Divisional

         System and Method for Image Compression and          09/727,241
           Decompression - Divisional

The trademark matters are an application for "Changing the Bandwidth Equation
(CTM)" which is being examined and an approved application for "Lightning
Strike."

GOVERNMENT REGULATION OF THE TELECOMMUNICATIONS INDUSTRY

         As a U.S. telecommunications company, we are subject to regulation by federal agencies and states within which it operates. As a non-dominant carrier, as classified by the Federal Communications Commission ("FCC") and defined as lacking substantial power to influence market prices in the U.S., our provision of international and domestic long distance telecommunications services in the U.S. is generally subject to less regulation than a dominant carrier. The FCC and relevant state authorities regulate ownership of transmission facilities, provision of services and the terms and conditions under which our services are provided. Our services are subject to the provisions of the Communications Act of 1934, as amended by the Telecommunications Act of 1996 (the "Act") and the related regulations. Various state laws and regulations as administered by the relevant state authorities are also applicable.

         In the United States, to the extent that we offer services as a carrier, we are required to obtain authority under Section 214 of the Act, in order to provide telecommunications service that originates within the U.S. and terminates outside the United States. We have obtained the required Section 214 authorization from the FCC to provide U.S. international service. In addition, as a condition of our Section 214 authorization, we are subject to various reporting and filing requirements. Failure to comply with the FCC's rules could result in fines, penalties, forfeitures or revocation of our FCC authorization.

         The use of the Internet to provide telephone service is a recent development. Although the FCC has determined that information service providers, including Internet protocol ("IP") telephony providers, are not telecommunications carriers, we cannot be certain that the FCC will continue to maintain this position. If the FCC determines that IP telephony is subject to regulation as a telecommunications service, it may subject providers of Internet telephony services to traditional common carrier regulation and require them to make universal service contributions and pay access charges to terminate long distance traffic. In addition to the FCC and Congress, state regulatory authorities and legislators may also assert jurisdiction and regulate the provision of intrastate IP telephony services.

         Although we provide international long-distance termination services, it is common in the industry for domestic vendors to impose certain fees upon services unless specifically exempted. The FCC issued an order in 1997 to implement the provisions of the Act relating to the preservation and advancement of universal telephone service (the "Universal Service Order"). The Universal Service Order requires all telecommunications carriers providing interstate telecommunications services to pay fees based on certain interstate and international end user telecommunications revenues. Many state regulatory agencies have also begun proceedings to revise state universal support mechanisms to make them consistent with the requirements of the Act. As a result, the Company may be subject to state, as well as federal, universal service fund contribution requirements, which will vary from state to state. The amounts remitted to the Universal Service Fund may be billed to our customers. If we do not bill these amounts to our customers, our profit margins may be less than if it had elected to do so. However, if we elect to bill these amounts to our customers, customers may reduce their use of our services, or elect to use the services provided by our competitors. In May 2001, the FCC proposed several changes to its Universal Service Fund regulations that, if adopted, would alter the basis on which our Universal Service Fund contributions are determined and the ability and means by which such contributions may be recovered from our customers. The effect of the Universal Service Fund requirements (and comparable state contribution requirements) on the telecommunications industry generally and on certain of our business activities are not known at this time.

RESEARCH AND DEVELOPMENT ACTIVITIES

         We employ a technical staff that is devoted to the improvement and enhancement of our existing Internet products and services as well as the development of new technologies and products. We employ a staff of 9 software engineers who develop, test and evaluate proprietary applications. The costs associated with these efforts in the quarter ended September 30, 2002 totaled approximately $438,000. To augment these resources, we employ independent consultants. We expect that we will continue to commit resources to research and development in the future to further develop our products.

         On acquisition, the Vianet Labs products were in the form of CODECS (Compressor - Decompressors) representing mathematical algorithms that had been utilized in a "proof of concept" suite of products known as LS Interactive, LS Messenger, LS Video Streaming, LS Power Zoom, LS Still Image, and LS Facial recognition. These products were in "pre alpha" form, worked only on one limited platform and were extremely "buggy" causing computer lock-ups and worse. Since the acquisition, Vianet's engineering effort has consisted of the design of professional Graphic User Interfaces (GUI's), a suite of end user applications, debugging and the integration across multiple platforms, as well the further enhancement and development of the basic CODECS.

         LS Messenger Pro has moved from a proof of concept to a product phase. LS Messenger Pro has been tested on Windows 98, Windows NT, and Windows 2000. A new release of Messenger Pro has eliminated the need to send an executable file, which frequently was being blocked by email systems and firewalls. By sending a link instead of an executable the product now lends itself to be utilized in a number of new application areas. We have sold and deployed more then 300,000 licenses of Messenger Pro. Additionally we have a number of service providers deploying Messenger Pro as an enhanced monthly service offering. In those instances, Vianet and the Service Provider shares in the monthly revenue generated.

         Video Interactive Multipoint, a new product, is now available. This product includes a number of features and capabilities such as the ability to change window sizes from small (176x144) to large (352x288), document viewing camera (640x480), user selectable bandwidth usage, and interoperability with other major H.323 video conferencing systems. Using Vianet's Licensing Server allows Service Providers to offer multiple versions (class of Service) of Video Interactive Multipoint including audio-only, 2-way, 3-way, 5-way or fully functioning. In addition to the more then 300,000 licenses deployed of our previous Video Interactive product, the Video Interactive Multipoint product has been in trials with both enterprise and service providers since last quarter.

         Power Zoom gives Web Developers the capability to serve up high-resolution images over the Internet. By using a Power Zoom server, hosting sites give users the capability to zoom in on the details of a high-resolution image not seen with traditional serving techniques. Power Zoom is certified on IBM's Netfinity product line, and is available for general release.

         We will continue to add additional features that our customers ask for in future releases of all our products.

         The Licensing Server allows service providers the flexibility to offer Video Messenger Pro and Video Interactive as a service offering. In addition, it allows service providers to decide what set of features to implement within each application and offer different feature sets at different fees. The Licensing Server has the ability to easily implement enhanced services. The Licensing Server application is server based, can allow billing by the transaction, monthly, yearly or any increment the provider chooses, allows providers to offer free trials for any period they choose, tracks valid users and insures piracy protection.

         No assurance can be given that a market will exist for the products once the development is completed, nor can there be any assurance that we will be able to successfully develop new technologies or effectively respond to technological changes or new industry standards or developments on a timely basis, if at all.

RESULTS OF OPERATIONS FOR THE THREE-MONTH PERIOD ENDED SEPTEMBER 30, 2002 AND
2001

REVENUES

         Revenues for the three-month period ended September 30, 2002 were $8.2 million as compared to revenues of $6.4 million for the comparable 2001 period, a $1.8 million increase. The increase is primarily due to a $1.8 million increase in telecommunications revenue that is attributable to the telecommunications revenue of the our subsidiary, VComm, which was acquired on July 24, 2001. Thus, the comparable 2001 period excludes approximately three weeks in operating results for VComm for the 2002 period. Also, the increase reflects $50,805 in revenue software sales of our video products and professional services relating to the installation and maintenance of our software. The video product operations are not included in the prior 2001 quarter results because they were not consolidated into our financial statements until December 31, 2001 due to the accounting required for the reverse merger experienced by the Company.

COSTS AND EXPENSES

COSTS OF REVENUE

         Costs of revenue for the three-month period ended September 30, 2002 increased by $1.3 million to $7.7 million from $6.4 million for the quarter ended September 30, 2001. This is due to the costs associated with the increase in telecommunications revenue for the 2002 third quarter as compared to the 2001 third quarter. Costs of $10,848 related to video products were included for the 2002 third quarter while none are included in the prior 2001 quarter results due to the accounting required for the reverse merger experienced by us as described above.

PERSONNEL

         Personnel costs for the three-month period ended September 30, 2002 were $1.3 million, as compared to costs of $579,391 for the quarter ended September 30, 2001. The 2002 costs include salaries and benefits for video product segment personnel costs of $722,000 which were not included in the 2001 period due to the reverse merger accounting. Telecommunications segment employees, and independent sales representatives represented personnel costs, for the quarter ended September 30, 2001 with VComm employees beginning July 24, 2001.

SELLING, GENERAL AND ADMINISTRATIVE

         Selling, general and administrative expenses for the three-month period ended September 30, 2002 increased by approximately $2.5 million to $2.9 million as compared to selling, general and administrative expenses of $510,256 during the quarter ended September 30, 2001. The 2002 expenses relate to the costs associated with the operations of the Company over the three-month period, while the 2001 expenses relate to our operations prior to the December 31, 2001 merger and the operations of VComm beginning July 24, 2001. Video products segment expenses of $245,166 are included in the 2002 period. Additionally, bad debt expense was $2,023,300 higher in the 2002 period compared to the 2001 period due to the write-off of accounts receivables of two customers for which $2,137,159 was revenue reported in the 2002 quarter.

DEPRECIATION AND AMORTIZATION

         Depreciation and amortization expense for the three-month period ended September 30, 2002 was approximately $968,644 and $134,036, respectively, as compared to depreciation and amortization expense of $577,054 and nil, respectively, for the quarter ended September 30, 2001. The increase in depreciation expense is the result of including depreciation expense for VComm for the entire quarter and for equipment acquired subsequent to the 2001 period. The increase in amortization expenses relates to patents and trademarks acquired in the December 31, 2001 merger.

IMPAIRMENT OF INTANGIBLE ASSETS

         In connection with the acquisition of Vianet, we recorded patents and trademarks at estimated fair value based upon independent valuations on December 31, 2001. These long-lived assets are required to be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Our policy is to periodically review the net realizable value of its long-lived assets through an assessment of the estimated future cash flows related to such assets. Based upon its most recent analysis, we recognized an impairment loss on the carrying value of patents and trademarks of $1,329,953 during the quarter ended September 30, 2002. We did not recognize an impairment loss for the quarter ended September 30, 2001. This impairment loss was caused by the revised forecast for video product sales, which has diminished the expected future cash flows supporting the valuation of patents and trademarks. As a result, the assets have been impaired to the present value of the estimated future cash flows of the reporting unit.

         All business combinations initiated after June 30, 2001 are required to be accounted for under the purchase method, in which goodwill and intangible assets with indefinite lives must be tested for impairment at least annually. The goodwill balance was tested for impairment in the third quarter of 2002, after the sales forecast for video products revenue was revised. Video product sales during the third quarter of 2002 were significantly below forecasts and the estimated fair value of the reporting unit has been diminished. In the quarter ended June 30, 2002, we recognized a goodwill impairment loss of $1,727,136 based upon a reduction in the expected present value of future cash flows of the reporting unit. For the quarter ended September 30, 2002, we completed our reallocation of the net asset values in the acquisition. As a result of the reallocation, goodwill was credited in the amount of $1,853,633 for the reduction of assumed liabilities. The resulting negative goodwill balance was reallocated to the other intangible assets on a pro-rata basis.

NET LOSS

         Net loss for the three-month period ended September 30, 2002 was $6.5 million, as compared to $1.8 million for the quarter ended September 30, 2001, for the reasons discussed above.

RESULTS OF OPERATIONS FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2002 AND THE PERIOD FEBRUARY 16, 2001, INCEPTION, THROUGH SEPTEMBER 30, 2001

REVENUES

         Revenues for the nine-month period ended September 30, 2002 increased by $22.3 million to $29.8 million, from revenues of $7.5 million for the period from February 16, 2001 to September 30, 2001. The 2002 period revenue increase is primarily due to an $20.7 million increase in telecommunications revenue that is attributable to the telecommunications revenue of the Company's subsidiary, Inter-Tel.NET, Inc., which was acquired in July 2001. Also, the increase reflects $1.6 million in revenue from software sales of our video products and professional services relating to the installation and maintenance of our software. The video product operations are not included in the prior 2001 quarter results because they were not consolidated into the Company's financial statements until December 31, 2001 due to the accounting required for the reverse merger experienced by the Company.

COSTS AND EXPENSES

COSTS OF REVENUE

         Costs of revenue for the nine-month period ended September 30, 2002 was $27.1 million compared to $7.5 million for the period from February 16, 2001 to September 30, 2001. The increase of $19.6 million is due to the costs associated with the increases in our telecom services for the 2002 period as compared to the 2001 period. Costs of $42,684 related to video products were included for the 2002 period while none were included in the prior 2001 period results due to the accounting required for the reverse merger experienced by us as described above.

PERSONNEL

         Personnel costs for the nine-month period ended September 30, 2002 were approximately $4.4 million, as compared to Personnel costs of $586,036 during the period from February 16, 2001 to September 30, 2001,a $3.8 million increase. The 2002 costs are associated with salaries and benefits for both video product and telecommunications segments with the addition of VComm employees in July 2001. Video product segment personnel cost of $2,439,118 was reported in the 2002 period while none were included in the prior 2001 period results due to the accounting required for the reverse merger experienced by the company as described above.

SELLING, GENERAL AND ADMINISTRATIVE

         Selling, general and administrative expenses for the nine-month period ended September 30, 2002 increased by $4.8 million to $5.5 million as compared to selling, general and administrative expenses of $672,250 during the period from February 16, 2001 to September 30, 2001. The 2002 expenses relate to the costs associated with the operations of the Company over the nine-month period, while the 2001 expenses relate to the operations of the Company for five months prior to the July 2001 VComm acquisition and the December 31, 2001 merger. In addition, the nine-month period ended September 30, 2002 included bad debt expense of $2.5 million, primarily related to third quarter revenue for two customers, while the 2001 period expense was $77,000.

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

DEPRECIATION AND AMORTIZATION

         Depreciation and amortization expense for the nine-month period ended September 30, 2002 was approximately $2,909,905 and $800,764, respectively, as compared to depreciation expense of $577,343 and nil, respectively, for the period from February 16, 2001 to September 30, 2001. The increase in depreciation expense is the result of depreciable assets acquired in the July 2001 VComm acquisition and the December 31, 2001 merger while we did not own any significant fixed assets prior to the VComm acquisition. The increase in amortization expense relates to amortization of patents and trademarks acquired in the December 31, 2001 merger.

IMPAIRMENT OF INTANGIBLE ASSETS

         In connection with the acquisition of Vianet, we recorded patents and trademarks at estimated fair value based upon independent valuations on December 31, 2001. These long-lived assets are required to be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. The Company's policy is to periodically review the net realizable value of its long-lived assets through an assessment of the estimated future cash flows related to such assets. Based upon its most recent analysis, we recognized an impairment loss on the carrying value of patents and trademarks of $1,329,953 during the quarter ended September 30, 2002. This impairment loss was caused by the revised forecast for video product sales, which has diminished the expected future cash flows supporting the valuation of patents and trademarks. As a result, the assets have been impaired to the present value of the estimated future cash flows.

         All business combinations initiated after June 30, 2001 are required to be accounted for under the purchase method, in which goodwill and intangible assets with indefinite lives must be tested for impairment at least annually. The goodwill balance was tested for impairment in the third quarter of 2002, after the sales forecast for video products revenue was revised. Video product sales during the third quarter of 2002 were significantly below forecasts and the estimated fair value of the reporting unit has been diminished. In the quarter ended June 30, 2002, we recognized a goodwill impairment loss of $1,727,136 based upon a reduction in the expected present value of future cash flows of the reporting unit. For the quarter ended September 30, 2002, we completed its reallocation of the net asset values in the acquisition. As a result of the reallocation, goodwill was credited in the amount of $1,853,633 for the reduction of assumed liabilities. The resulting negative goodwill balance was reallocated to the other intangible assets on a pro-rata basis.

NET LOSS

         Net loss for the nine-month period ended September 30, 2002 was $20.2 million, as compared to $1.9 million for the period from February 16, 2001 to September 30, 2001 for the reasons discussed above.

CASH POSITION

         For the nine-month period ended September 30, 2002, our cash position decreased by $1,405,628 from $1,462,653 to $57,025. Investing activities consisted of $325,583 used for purchases of fixed assets, while $30,073 was used for security deposits. Financing activities consisted of $50,000 used as payment on past due demand notes and net cash provided from new demand notes of $370,000 and payments under capital leases of $79,313. The remaining $1,290,659 was used in our operating activities.

INFLATION

         Vianet has experienced minimal impact from inflation and changing prices on its net sales and on our income from continuing operations for the periods we have been engaged in business.

LIQUIDITY AND CAPITAL RESOURCES

         Vianet and CSC have operated at a deficit since inception and expect to incur significant additional operating losses until we generate significant cash flow from operations. We reported a net loss of $20.2 million for the nine-month period ended September 30, 2002 and a net loss of $14.2 million for the year ended December 31, 2001 for the operations of CSC and Vianet. Our operations were funded principally by cash flow provided by working capital deficits.

         Positive cash flow from operations was previously projected for the last quarter of 2002 but we do not believe this to be attainable at this time. We are reducing personnel and facilities costs in our efforts to achieve positive cash flow as well as pursuing additional distribution channels for its video products. At this time we are unable to forecast when positive cash flow may occur. We face considerable risk in completing each of our business plan steps, such as potential cost overruns; a lack of interest in our products in the market on the part of customers; potential further deterioration of the telecommunications market; termination of services by vendors; and/or a shortfall of funding due to an inability to raise capital through equity transactions or financing. If further funding is required and no funding is received, this would hinder our ability to meet our operating goals until such time as necessary funds could be raised or we may be forced to curtail or cease our operations. There can be no assurance that we will be able to obtain additional financing on terms and conditions acceptable to us or at all.

POTENTIAL FUTURE SOURCES OF CAPITAL

         We are currently seeking sources of additional financing, either in the form of equity and/or debt financing, to provide the additional capital in order to fund our current operations, expand our scope of operations and pursue our business strategy. We intend to complete any equity financing by issuing securities at prices equal or close to the current market value on the date of such financing. In addition, we anticipate that we will be required to issue equity securities in consideration of obtaining any such debt financing. We also plan to satisfy outstanding liabilities in the form of equity subject to the acceptance of each debt holder. However, no assurance can be given that we will be successful in completing any financing or liability satisfaction. If we are unsuccessful in completing any financing, we will not be able to fund our current expenses and we may have to cease or curtail our operations.

         We have used and intend to continue to use the proceeds from the financings described to execute our sales plan. Our ability to achieve success with our business is dependent upon obtaining additional financing.

GOING CONCERN MATTERS

         The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements for the period ended September 30, 2002, we incurred losses of $20.2 million for the first nine months of 2002.

         We are also in arrears on its capital lease obligations in the amount of $2,744,035 as of September 30, 2002 and have negative working capital of $32.4 million. The lessor has presented us with a demand letter requesting payment of all outstanding amounts under the capital leases and is currently in discussions with us regarding payment and resolution of various service issues relating to the equipment.

         We were recently notified by Inter-Tel that it believes the Company is in default on a principal payment of $250,000 due September 22, 2002 under a note in the amount of $4,950,000 issued in connection with the purchase of VComm, and further believes we are in default under the note such that Inter-Tel considers the note subject to acceleration. We are negotiating with Inter-Tel the priority of application for various amounts owed by a subsidiary of Inter-Tel to our telecommunications subsidiary, a cure of any default and/or modification of the terms of payment under the note.

         The majority of our Accounts Payable are delinquent. We are working with our vendors to procure revised payment terms, although there can be no assurances that we will be successful in this endeavor. These factors among others raise substantial doubt as to whether we will be able to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustment relating to the recovery and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

         Our continuation as a going concern is dependent upon its ability to generate sufficient cash flow from operations, to obtain financing arrangements or equity investment on a timely basis sufficient to satisfy current working capital needs and ultimately to attain profitability. We are actively pursuing additional financing and equity financing through discussions with lenders and investment bankers.

SUMMARY

         Our management believes that upon full implementation of our business plan, sufficient revenues will be generated to meet operating requirements. However, no assurance can be given that such goal will be obtained or that our expected revenues will be realized at sufficient levels and profitability to fund our operations without additional capital. Such inability could have a materially adverse effect on our business, operating results and financial condition. Moreover, the estimated cost of the proposed expansion of our production and marketing activities is subject to numerous uncertainties, including the problems, expenses, difficulties, complications and delays, many of which are beyond our control, frequently encountered in connection with the establishment and development of new business activities, and may be affected by the competitive environment in which we are operating. Forward-looking statements are based on management's current views and assumptions and involve known and unknown risks that could cause actual results, performance or events to differ materially from those expressed or implied in those statements. These risks include, but are not limited to, the following risks:

     o we may be unable to obtain adequate sources of outside financing in order to continue to satisfy our cash needs until cash flow from operations is sufficient to fund our needs;
     o our telecommunications services are highly sensitive to declining prices;
     o competition in our core businesses could substantially reduce our revenues and our profits;
     o our revenues and profits will not increase if we are unable to effectively market our video products and expand our telecommunications business;
     o our operations will be impaired if we are unable to obtain cost effective services from the telecommunications vendors that we rely upon;
     o termination of our carrier agreements with foreign partners or our inability to enter into carrier agreements in the future could materially and adversely affect our ability to compete in foreign countries;
     o our revenues and our growth will suffer if our retailers and sales representatives fail to effectively market and distribute our products and services;
     o our profitability will be impaired if we experience difficulties in collecting our receivables;
     o the infringement or duplication of our proprietary technology could increase our competition and we could incur substantial costs in defending or pursuing any claims relating to proprietary rights;
     o network construction or upgrade delays and system disruptions or failures could prevent us from providing our services, cause us to lose customers and adversely affect our business;
     o we may infringe on third party intellectual property rights and could become involved in costly intellectual property litigation;
     o creditors who have remained unpaid may initiate collection proceedings which could hamper our operations due to the short term cash needs required or the effect on assets subject to debt.

                                    BUSINESS

OVERVIEW

         We were originally incorporated in the State of Delaware on March 20, 1998. In March 1999, we consummated a merger with Radar Resources, Inc., a Nevada Corporation, under the terms of which we merged with and into Radar through an exchange of shares. Upon completion of the merger, Radar changed its name to Vianet Technologies, Inc. In June 2000, we reincorporated under the laws of the State of Delaware.

         In December 2001, we acquired 100% of the outstanding capital stock of Comm Services Corporation in a merger transaction. Comm Services operates as a division of Vianet and is a wholesaler of telecommunications services that sells international long distance voice and data service to global carriers that include regional Bell operating companies, competitive local exchange carriers, long distance companies and private network providers. Comm Services provides its services through a combination of its own international network facilities, various international termination relationships and resale arrangements with other international long distance service providers. Comm Services was originally incorporated on February 16, 2001.

         Although Vianet was the surviving legal entity in the merger, the transaction has been accounted for as an issuance of equity by Comm Services, and a recapitalization of Comm Services under the capital structure of Vianet in exchange for the net assets of Vianet. This type of transaction is commonly referred to as a reverse acquisition. Under the purchase method of accounting, the historical results of Comm Services have been carried forward and Vianet's operations have been included in the financial statements commencing on the merger date. Accordingly, all of the historical 2001 results included here are those of Comm Services only. Further, on the date of the merger, the assets and liabilities of Vianet were recorded at their fair values, with the excess purchase consideration allocated to goodwill and consolidated with the balance sheet of Comm Services. Results of operations after the merger include the results of both companies on a consolidated basis.

PRINCIPAL PRODUCTS AND SERVICES

         Through Comm Services, we offer telecommunications services both domestically and internationally, providing high quality voice over internet protocol, commonly referred to as VoIP, long distance services. These services, which include transport and termination services, a switched direct dialing VoIP, commonly referred to as 1+dialing, voice, fax and modem service, and network monitoring operations center services, are provided to telecommunication carriers, business enterprises and other service providers. Comm Services enables telephony communications service providers to offer their consumers high quality voice, data, and video communications. Comm Services delivers its services through its IP-based packet switching network that is designed to be more efficient than traditional circuit-switching networks. Comm Services is able to charge customers highly competitive rates because its transmission costs are generally lower than those incurred by traditional circuit-switching competitors. The Comm Services network reduces transmission costs by providing routing which bypasses many local access, long-distance tariff and settlement charges.

         Our network is designed to allow it to accommodate rapid deployment of new services like video conferencing, enterprise virtual private networks and enhanced data services.

         Vianet is continuing its business of designing and marketing advanced data visual communication technologies and services, which utilize a wavelet compression technique. Wavelet based technologies deliver data, video and multimedia content faster than conventional compression techniques. Furthermore, wavelet compression typically uses less bandwidth, costs less and yields higher quality video and still imagery than conventional techniques. Our key products include the Lightning Strike suite of products, which include LS Video Messenger, LS Video Interactive, LS Power Zoom and LS Video Stream. All of these products utilize our wavelet technology, and offer customers high quality desktop video applications. Our key video products include the Lightning Strike suite of products such as:

     o LS Video Messenger Pro - a product that enables users to send v-mail, which consist of the e-mailing of a video file;
     o   LS Video Interactive - a suite of video conferencing products;

     o LS Power Zoom - a product that allows a user to zoom and pan on still images;
     o LS Video Stream - a streaming video product that allows users to view video on demand; and
     o LS Licensing Server - a server based application that manages deployment and version control for the other LS products.

         The combination of Comm Services' global IP network and Vianet's suite of visual media applications results in our being able to offer consistent, high quality voice, video and data services to customers on a privately managed IP-based network. This network has Tier 1 bandwidth connections, providing service at levels of quality and reliability that are difficult to achieve over public networks, such as the Internet, and making it ideal for applications like VoIP and video conferencing. In addition, a state-of-the-art network operations center is in place to monitor, analyze and test all aspects of the network performance 24 hours a day, 7 days a week, to assure high quality and to minimize interruption of service to customers.

         We are now able to provide enterprise customers with a global Virtual Private Network, with bandwidth management and quality of service, or QoS, features, for business quality video conferencing and data collaboration, any time, anywhere. Further, we can now provide managed broadband network access, combining the use of traditional broadband copper access and broadband wireless access where traditional wire access is not practical. This combination allows us to offer both the traditional service providers and the enterprise customers a business reason to justify virtual private networks services.

         We also offer video compression technology, as well as value added services, which provide our customers with a competitive edge. We believe our products will enable communications across broadband networks that efficiently combine voice, data, graphics and video across geographic locations with high throughput, protocol flexibility, and system expandability.

MARKETS

         Our principal target markets for video products are advertising companies, ISPs, or internet service providers, and ASPs, or application service providers, corporate enterprises and government agencies seeking to provide a visual experience to improve communications, brand awareness and access to digitized documents and images. Our market for telecommunications services is primarily to international long-distance telecommunication service providers on a wholesale basis.

         We believe that our video markets are tied to the progress and development of the Internet, the deployment of broadband access, the growth of the SOHO, or small office home office, distance learning and to private network infrastructure.

         We believe that growth in these sectors is currently high, and that it appears to be continuing. We believe that this growth will require a similar growth in the demand for software and hardware to support the systems used by Internet service providers, private networks and individual end users, as well as a similar growth in the demand for products that more efficiently communicate over these systems. Video communications technology allows two or more parties in different locations to use video and audio to communicate simultaneously in a real-time environment. Since video provides an effective means of communication with "face to face" benefits when participants are unable to meet in a common location, we expect this market to expand substantially. The overall video communications market is a rapidly growing large market. According to industry sources, the total video communications market in the United States is expected to grow to $5.8 billion by 2005.

         The telecommunications market was dramatically affected by deregulation of certain aspects of the telecommunications industry and especially with the divestiture by AT&T of the regional bell operating companies. A number of competitive telecommunications companies were formed to avail themselves of the business opportunities thus offered. Today, there are over 500 U.S. long distance companies. Foreign deregulation and privatization have also allowed new long distance providers to emerge in other foreign markets, although the timing and effects are still uncertain. Deregulation has encouraged competition, which in turn has prompted carriers to offer a wider selection of products and services at lower prices. Industry estimates provide that the lower prices for telecommunications services that have resulted from increased competition have been more than offset by decreases in the costs of providing such services and increases in telecommunications usage. These estimates rely upon FCC data for the period 1989 through 1995, during which per-minute settlement payments by U.S.-based carriers to foreign PTTs fell 31.4%, from $0.70 per minute to $0.48 per minute while per-minute international billed revenues fell only 13.7%, from $1.02 in 1989 to $0.88 in 1995. It is expected that as settlement rates and capacity costs continue to decline, international long distance will continue to provide opportunities in the telecommunications market.

         Telecommunications VoIP services consist of both traditional and enhanced voice and data services between ordinary phones and the addition of interactive voice capability to computers, web sites and email. These services satisfy both the extensive market of existing phone users and the expanding market of computer users. Our data networks as compared to traditional telephone networks are better suited to deliver future enhanced services to both phone users and computer users due to the ability to address user specific needs and flexible utilization. Moreover, the Internet is the most cost-effective data network for transmitting any type of data worldwide, including voice. According to the International Telecommunications Union the year 2000 was the first time Internet capacity exceeded international telephone circuit capacity. According to industry sources, the international long distance market by 2003 may approach $190 billion in revenues.

         As the Internet continues to develop as a communications and business tool, we believe that both business and home Internet users will adopt enhanced services that require additional bandwidth and web functionality. We intend to serve these market segments by providing video compression technology, as well as value added services to provide our customers with the competitive edge they need. We believe our products will enable communications across broadband networks that efficiently combine voice, data, graphics and video across geographic locations with high throughput, protocol flexibility, and system expandability. We feel our products currently offer the service and quality the video market is seeking.

SALES, MARKETING & DISTRIBUTION

         We market and sell our video, data and voice products and services to corporations, advertising agencies, ISPs/ASPs, distributors and VARs, or value added resellers, in commercial, government, medical and educational markets through direct sales, resellers and agents. We primarily market our international telecommunications services through our direct wholesale carrier services sales staff. We regularly attend and are exhibitors at Internet and telecom trade shows where we meet potential customers and offer new products and services to existing customers.

         Our existing and prospective customers are provided with sales, advertising and promotional materials by our account service personnel. Product demonstration facilities are maintained in our offices. We also provide our sales force with ongoing training to ensure that it has the necessary expertise to effectively market and promote our products.

         We also maintain an Internet web site, which provides extensive information about our Company, its products and services and contact information.

         For the period from February 2001 through December 2001, the five largest telecommunications customers represented 74.4% of our revenue while the ten largest customers represented 92.5%.

COMPETITION

         We operate in markets that are extremely competitive and are influenced significantly by the marketing and pricing decisions of other industry members. The barriers to entry are not insurmountable in any of the markets in which we compete. We expect competition in these markets to intensify in the future. We compete with both telecommunication service providers and manufacturers or resellers of video communications products, some of which are larger, have longer operating histories have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we have. Consequently, these competitors can devote greater resources to the development, promotion, sale and support of their products. In addition, competitors with a large installed customer base may have a significant competitive advantage over us. Accordingly, these potential customers may not consider or evaluate our products. We expect to face increased competition, particularly price competition, from other technology providers. These vendors may develop products with functionality similar to our products or may provide alternative solutions. Our distributors and OEMs may also compete with us by selling their own current products or products that they may develop, as well as selling products that they purchase from us. In addition, current and potential competitors may establish cooperative relationships among themselves or with third parties to develop and offer competing products.

         We believe that we must invest significant resources in developing new products, enhancing current products and maintaining customer satisfaction to remain competitive. If we fail to do so, our products may not compete favorably with our competitors' products, and our business could be materially adversely affected.

         It is also common in the networking industry for competitors to acquire companies to introduce new products or emerging technologies. Consequently, competitors with larger market capitalizations or cash reserves than us will be better positioned to acquire new technology or products capable of displacing our product lines. If we fail to effectively introduce new products and enhancements on a timely basis, our business may be materially adversely affected.

         The long distance telecommunication market is highly competitive as we compete for customers in the telecommunications markets primarily based on price and quality of service offered and experience intense price competition in our telecommunications business. There are several large and numerous small competitors and we expect to face continuing competition on price and service offerings from existing competitors and new market entrants in the future. Increased competition could force us to reduce our prices if our competitors are able to procure rates or enter into service agreements that are comparable to or better than those we obtain. Similarly, we have no control over the prices set by our competitors in the long distance resale carrier-to-carrier market.

INTELLECTUAL PROPERTY

         As of June 30, 2002, we have filed three patent and two trademark applications, which applications are in various stages in the process for approval. The patent information is as follows:

         TITLE                                              APPLICATION NUMBER
         ---------------------------------------------    ----------------------

         System and Method for Image Compression and               09/038,562
         Decompression

         System and Method for Image Compression and               09/727,242
         Decompression - Divisional

         System and Method for Image Compression and               09/727,241
         Decompression - Divisional

         The trademark matters are an application for "Changing the Bandwidth Equation (CTM)" which is being examined and an approved application for "Lightning Strike."

GOVERNMENT REGULATION OF THE TELECOMMUNICATIONS INDUSTRY

         As a U.S. telecommunications company, we are subject to regulation by federal agencies and states within which it operates. As a non-dominant carrier, as classified by the Federal Communications Commission and defined as lacking substantial power to influence market prices in the U.S., our provision of international and domestic long distance telecommunications services in the U.S. is generally subject to less regulation than a dominant carrier. The FCC and relevant state authorities regulate ownership of transmission facilities, provision of services and the terms and conditions under which our services are provided. Our services are subject to the provisions of the Communications Act of 1934, as amended by the Telecommunications Act of 1996 and the related regulations. Various state laws and regulations as administered by the relevant state authorities are also applicable.

         In the United States, to the extent that we offer services as a carrier, we are required to obtain authority under Section 214 of the Telecommunications Act of 1996, in order to provide telecommunications service that originates within the U.S. and terminates outside the United States. We have obtained the required Section 214 authorization from the FCC to provide U.S. international service. In addition, as a condition of our Section 214 authorization, we are subject to various reporting and filing requirements. Failure to comply with the FCC's rules could result in fines, penalties, forfeitures or revocation of our FCC authorization.

         The use of the Internet to provide telephone service is a recent development. Although the FCC has determined that information service providers, including Internet protocol, or IP, telephony providers, are not telecommunications carriers, we cannot be certain that the FCC will continue to maintain this position. If the FCC determines that IP telephony is subject to regulation as a telecommunications service, it may subject providers of Internet telephony services to traditional common carrier regulation and require them to make universal service contributions and pay access charges to terminate long distance traffic. In addition to the FCC and Congress, state regulatory authorities and legislators may also assert jurisdiction and regulate the provision of intrastate IP telephony services.

         Although we provide international long-distance termination services, it is common in the industry for domestic vendors to impose certain fees upon services unless specifically exempted. The FCC issued an order in 1997, known as the Universal Service Order, to implement the provisions of the Telecommunications Act of 1996 relating to the preservation and advancement of universal telephone service. The Universal Service Order requires all telecommunications carriers providing interstate telecommunications services to pay fees based on certain interstate and international end user telecommunications revenues. Many state regulatory agencies have also begun proceedings to revise state universal support mechanisms to make them consistent with the requirements of the Telecommunications Act of 1996. As a result, we may be subject to state, as well as federal, universal service fund contribution requirements, which will vary from state to state. The amounts remitted to the Universal Service Fund may be billed to our customers. If we do not bill these amounts to our customers, our profit margins may be less than if we had elected to do so. However, if we elect to bill these amounts to our customers, customers may reduce their use of our services, or elect to use the services provided by our competitors. In May 2001, the FCC proposed several changes to its Universal Service Fund regulations that, if adopted, would alter the basis on which our Universal Service Fund contributions are determined and the ability and means by which such contributions may be recovered from our customers. The effect of the Universal Service Fund requirements (and comparable state contribution requirements) on the telecommunications industry generally and on certain of our business activities are not known at this time.

RESEARCH AND DEVELOPMENT ACTIVITIES

         We employ a technical staff that is devoted to the improvement and enhancement of our existing Internet products and services as well as the development of new technologies and products. We employ a staff of 13 software engineers who develop, test and evaluate proprietary applications. The costs associated with these efforts in the year ended December 31, 2001 totaled approximately $1,160,000 while similar costs for the year ended December 31, 2000 totaled approximately $1,545,000. To augment these resources, we employ independent consultants. We expect that we will continue to commit resources to research and development in the future to further develop our products.

         On acquisition, the Vianet Labs products were in the form of CODECS, or COmpressor - DECompressors, representing mathematical algorithms that had been utilized in a "proof of concept" suite of products known as LS Interactive, LS Messenger, LS Video Streaming, LS Power Zoom, LS Still Image, and LS Facial recognition. These products were in "pre alpha" form, worked only on one limited platform and were extremely "buggy" causing computer lock-ups and worse. Since the acquisition, Vianet's engineering effort has consisted of the design of professional Graphic User Interfaces, a suite of end user applications, debugging and the integration across multiple platforms, as well the further enhancement and development of the basic CODECS.

         LS Messenger Pro has moved from a proof of concept to a product phase. LS Messenger Pro has been tested on Windows 98, Windows NT, and Windows 2000. We have started to market these products with a positive response.

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

         LS Power Zoom gives web developers the capability to serve up high-resolution images over the Internet. By using a LS Power Zoom server, hosting sites give users the capability to zoom in on the details of a high-resolution image not seen with traditional serving techniques. LS Power Zoom is certified on IBM's Netfinity product line, and is available for general release.

         We completed the final release versions of LS Power Zoom, LS Video Interactive, LS Video Streaming, LS Video Messenger Pro and LS Video Interactive Multipoint. We will continue to add additional features that our customers ask for in future releases of all our products.

         We launched the development of the Licensing Server early in 2001 and completed the first release in the third quarter 2001. The Licensing Server allows service providers the flexibility to offer LS Video Messenger Pro and LS Video Interactive as a service offering. In addition, it allows service providers to decide what set of features to implement within each application and offer different feature sets at different fees. The Licensing Server has the ability to easily implement enhanced services. The Licensing Server application is server based, can allow billing by the transaction, monthly, yearly or any increment the provider chooses, allows providers to offer free trials for any period they choose, tracks valid users and insures piracy protection.

         No assurance can be given that a market will exist for the products once the development is completed. Nor can there be any assurance that we will be able to successfully develop new technologies or effectively respond to technological changes or new industry standards or developments on a timely basis, if at all.

EMPLOYEES

         As of September 30, 2002, we had 64 full-time employees. Of these employees, 17 are in sales and marketing, 37 in technical services and customer support, and 10 in finance and administration. None of our employees are represented by a labor union. We believe that our employee relations are good.

PROPERTIES

         Our executive offices are located at 6509 Windcrest Drive, Suite 160, Plano, Texas 75024. We occupy these premises pursuant to a 5-year lease agreement expiring September 2005. As of December 31, 2001, we were in the second year of the lease. The annual rent for this facility is approximately $183,400 for the initial lease year, $220,000 in year 2, $239,200 in years 3 and 4, and $258,300 in year 5, plus the tenant's proportional share of operating and other expenses. The terms of the lease require 200,000 shares of registered common stock to be placed in escrow as a security deposit. The shares will be released from escrow and returned to Vianet for cancellation at a rate of 20% per annum.

         Vianet leases office space in Reno, Nevada on a month-to-month basis. This office space is located at 885 Trademark Drive, Reno, Nevada 89511. Total rental expense for this facility for the nine months ended September 30, 2002 was $97,083.

LEGAL PROCEEDINGS

         We are not a party to any material legal proceedings, except as described below.

         We were a defendant in an action for a breach of contract claim relating to outstanding invoices for services rendered in the amount of $702,739 (Superior Court of California, County of Alameda, Cause # H217819-8). In March 2001, a default judgment was entered against Vianet in this matter. We engaged in discussions with the plaintiff regarding settlement and reached agreement with regard to a payment schedule whereby we paid the defendant $36,500 in July 2001, with the balance payable over the following eleven months. In September 2001, we paid the defendant $73,000 and agreed to pay $62,000 per month starting in January 2002. We paid the defendant $124,100 in January 2002. As such, we have recorded $469,139 in accounts payable on the balance sheet at September 30, 2002.

         We are a defendant in an action pending before the Superior Court of Justice, Ontario, Canada in which the plaintiffs have asserted breach of contract and damages in the amount of $155,928 and punitive damages in the amount of $50,000. Agreement in principal has been reached between the parties on mutually satisfactory terms for the resolution of this matter and withdrawal of the claim. We are currently awaiting the receipt of the formal Settlement Agreement.

         In addition, there are approximately 13 vendors with pending litigation matters, which relate to collection actions for existing accounts payable in the aggregate of $878,001. We are not aware of any fact indicating that a governmental authority is contemplating a proceeding against us.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The directors, executive officers and key executives of Vianet, and their ages as of the date hereof, are as follows.

         NAME                                  AGE      POSITION
         --------------------------------- ------------ ---------------------------------------------------
         Jeremy T.G. Posner                    57       Chairman and Secretary
         --------------------------------- ------------ ---------------------------------------------------
         Gregory A. Somers                     48       President and Director
         --------------------------------- ------------ ---------------------------------------------------
         Peter Ianace                          54       Chief Executive Officer and Director
         --------------------------------- ------------ ---------------------------------------------------
         Victor Goetz                          47       Senior Vice President, Chief Financial Officer,
                                                        Chief Compliance  Officer & Assistant Secretary &
                                                        Director
         --------------------------------- ------------ ---------------------------------------------------
         Robert Logan                          57       Senior Vice President and Chief Operating Officer
         --------------------------------- ------------ ---------------------------------------------------
         Brian Berger                          37       Chief Technology Officer & Vice President of
                                                        Engineering
         --------------------------------- ------------ ---------------------------------------------------

Set forth below is a biographical description of each director and senior executive officer of Vianet based on information supplied by each of them.

         JEREMY POSNER was one of the founders of Vianet in 1998 and has been Board Chairman since our inception. From 1988 to 1997, Mr. Posner was a Senior Vice President and Director of Intelect Communications Inc., where he was responsible for the development of our strategic direction as well as running its European operations. Prior to joining Intelect, Mr. Posner headed an international consulting and investment group, where he assisted with the corporate planning and development of client companies as well as raising venture capital. Mr. Posner holds a MBA from York University, Toronto Canada, and a Bachelor of Laws from the University of Birmingham, England. Mr. Posner is a Class III director.

         GREGORY A. SOMERS has been the President and a Director of Vianet since December 2001. Mr. Somers was one of the founders of Comm Services Corporation and has served as that company's President and CEO as well as its subsidiary, Inter-Tel.Net, Inc. These companies offer facilities' based wholesale international and domestic long distance service to many markets including carriers, debit card providers and aggregators. Mr. Somers formed Comm Services Corporation in May of 2001. Thereafter, in July 2001, Comm Services acquired 83% of Inter-Tel.Net. From July 1999 to April 2001, Mr. Somers was Senior Vice President of Operations for World Access Telecommunications, a public company. From 1992 to June of 1999, Mr. Somers was President and CEO of Comm/Net Services Corporation, which was acquired by World Access Telecommunications in June of 1999. Mr. Somers' career has involved the creation, development and sale of a number of companies in both the telecommunications and automotive industries over more than twenty years. Mr. Somers is a Class I director.

         PETER IANACE was appointed Chief Executive Officer in April 2001 and joined the Board of Directors in May 2001. Mr. Ianace previously served as the Vice President, Business Development of Vianet from October 1999 to January 2001. Prior to his affiliation with Vianet, Mr. Ianace served as the President and Chief Executive Officer of Intelect Network Technologies from April 1995 to April 1999, where he managed the growth and integration of worldwide sales and product development and his responsibilities included equity capitalization and strategic relationship building and partnering. Mr. Ianace's earlier career included executive positions with PacTel Meridian Systems, AT&T, Sperry Corporation and IBM. Mr. Ianace is a Class II director.

         VICTOR GOETZ has been the Senior Vice President, Chief Financial Officer, Chief Compliance Officer & Assistant Secretary of Vianet since December 2001. In addition, Mr. Goetz joined Vianet as a member of the Board of Directors in accordance with the Agreement and Plan of Merger in December 2001. Since March 2001, Mr. Goetz has been the Chief Financial Officer of Comm Services Corporation. Prior thereto, from December 1998 through June 2000, Mr. Goetz served as a Vice President and Chief Financial Officer of World Access Telecommunications Group Inc., a wholly owned subsidiary of World Access, Inc., which provided wholesale international long distance voice and data services through a combination of its own international network facilities, various international termination relationships and resale arrangements with other international long distance service providers. Previously, Mr. Goetz was an Executive Vice President and Chief Financial Officer of Cherry Communications

Incorporated from October 1997 to December 1998, when we were acquired by World Access, and he held earlier positions with the Metromedia International Group, Inc. and the Actava Group Inc. Mr. Goetz is a Certified Public Accountant and an inactive member of the Georgia Bar. He earned a Bachelors of Business Administration in 1977, a Juris Doctorate in 1980 and a Masters of Accounting
(Tax) in 1981 from the University of Georgia. Mr. Goetz is a Class III director.

         ROBERT LOGAN Mr. Logan joined us as Chief Operating Officer in August 2000. From January 1999 to July 2000, he was Director of Sales, Systems Integration Division, of ASI Business Solutions, a company, which provides network connected print management and output consulting services. From September 1997 to December 1998, he was Chief Executive Officer and Director of Marketing of Mirus Ltd., a provider of high volume direct mail software. From January 1996 to September 1997, Mr. Logan held senior positions with Ikon Corp. Overall, he brings to Vianet a twenty-eight year background in computing devices, hardware, software and services, including positions with Alco Standard Corporation, and Xerox Corporation. He earned his Bachelor of Science and Bachelor of Arts degrees from Kansas State University.

         BRIAN BERGER Mr. Berger joined Vianet in December 1999, initially in the capacity of Director of Engineering, but being promoted to Vice President of Engineering in May 2000 and adding the responsibilities of Chief Technology Officer in December 2001. Prior to joining Vianet, between March 1998 and December 1999, Mr. Berger held the positions of Senior Director, Customer Satisfaction and Senior Director, Hardware Development of Coyote Technologies, Inc., a telephone-switching firm. In addition, from 1990 to February 1998, he held several positions of increasing responsibility with DNA Enterprises, Inc. a technology-consulting firm, where he was awarded a patent for his telecommunications work. Mr. Berger holds a Bachelor of Science in Electrical Engineering from Texas A&M University and a Masters of Science in Electrical Engineering from the University of Texas at Dallas.

CLASSIFICATION OF THE BOARD OF DIRECTORS

         We have classified board of directors, with the board being divided into three classes having staggered terms of three years each. Under the classified board provision, the board of directors was divided into three classes, designated Class I, Class II and Class III. The Class II directors will hold office until the 2002 annual meeting of stockholders; the Class III directors will hold office until the 2003 annual meeting of stockholders; and the Class I directors will hold office until the 2004 annual meeting of stockholders; and, in each case, until their successors are duly elected and qualified or until their earlier resignation, removal from office or death. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the remaining classes continuing their respective three-year terms.

         Gregory A. Somers is the sole current Class I director; Peter Ianace is the sole current Class II director; and Jeremy T.G. Posner and Victor Goetz are the current Class III directors.

DIRECTOR AND EXECUTIVE COMPENSATION

         Directors, not otherwise directly or indirectly employed by us are entitled to each receive a cash fee of $12,000 per annum for services provided in that capacity and are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board or any committee thereof they attend. In the year ended December 31, 2001, there were no Directors receiving such fees. All current directors are employed directly or indirectly employed by us and are not entitled to such fees.

         In September 2001, we granted 5 year warrants to purchase 40,000 shares, exercisable at $0.15 per share, to each of Messrs. Robert Bailey, Darrell Elliot, Paul Whitlock and Tim Sullivan in consideration of services rendered by each of them as directors in 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of their ownership thereof and changes in that ownership with the Securities and Exchange Commission and the National

Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports they file.

         Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to us during fiscal year 2001, we are not aware of any director, officer or beneficial owner of more than ten percent of our Common stock that, during fiscal year 2001, failed to file on a timely basis reports required by
Section 16(a) of the Securities Exchange Act of 1934 except for Jeremy Posner who failed to file once.

                             EXECUTIVE COMPENSATION

         The following table sets for the certain summary information concerning the compensation paid for services rendered in all capacities to us and our subsidiaries for the years ended December 31, 2001, 2000 and 1999 to Vianet's Chief Executive Officer and our four most highly compensated executive officers other than the Chief Executive Officer whose total salary and bonus were in excess of $100,000 (collectively, the "Named Executive Officers"), during its fiscal years ended December 31, 2001:

                                                       Annual Compensation                        Long-Term Compensation
                                                  --------------------------------   -----------------------------------------------
                                                                                              Awards                 Payouts
                                                                                     ------------------------  ---------------------
                                                                         Other       Restricted    Securities                All
                                                                         Annual        Stock       Underlying               Other
                                                                         Compen-      Award(s)      Options/     LTIP      Compen-
Name               Position               Year    Salary($)   Bonus($)   sation($)     ($)(2)      SARs(#)(1)  Payouts($)  sation($)
------------------------------------------------------------------------------------------------------------------------------------
Pete Ianace (3)    CEO                    2001     $150,000    $ 14,400      -       $ 30,000       1,000,000      -          -
------------------------------------------------------------------------------------------------------------------------------------
                   Executive Vice
                   President              2000     $200,000    $ 50,000      -              -         250,000      -          -
------------------------------------------------------------------------------------------------------------------------------------
                   Vice President         1999     $100,000    $ 75,000      -              -               -      -          -
------------------------------------------------------------------------------------------------------------------------------------
Brian Berger (4)   CTO                    2001     $170,496           -      -        $ 4,505         400,000      -          -
------------------------------------------------------------------------------------------------------------------------------------
                   Vice President of
                   Engineering            2000     $165,625    $ 25,000      -              -          30,000      -          -
------------------------------------------------------------------------------------------------------------------------------------
                   Director of
                   Engineering            1999      $ 5,208           -      -              -          75,000      -          -
------------------------------------------------------------------------------------------------------------------------------------
Robert Logan (5)   COO                    2001     $130,321           -      -       $ 19,679         425,000      -          -
------------------------------------------------------------------------------------------------------------------------------------
                   Vice President of
                   Marketing              2000      $50,000           -      -              -          75,000      -          -
------------------------------------------------------------------------------------------------------------------------------------
                   n/a                    1999            -           -      -              -               -      -          -
------------------------------------------------------------------------------------------------------------------------------------
Jeremy Posner (6)  Chairman & Secretary   2001     $130,000           -      -              -          50,000      -          -
------------------------------------------------------------------------------------------------------------------------------------
                   Chairman               2000     $150,000    $ 35,000      -              -               -      -          -
------------------------------------------------------------------------------------------------------------------------------------
                   Chairman               1999      $75,000           -      -              -         200,000      -          -
------------------------------------------------------------------------------------------------------------------------------------
Peter Leighton (7) CFO                    2001     $115,890           -      -                        200,000      -          -
------------------------------------------------------------------------------------------------------------------------------------
                   President, CFO &
                   CEO                    2000     $250,000   $ 100,000      -              -               -      -          -
------------------------------------------------------------------------------------------------------------------------------------
                   President & CEO        1999     $125,000           -      -              -         200,000      -          -
------------------------------------------------------------------------------------------------------------------------------------

(1) The number of securities under options granted reflects the number of Vianet shares that may be purchased upon the exercise of such options.

(2) Valued at the time the shares were paid.

(3) Pete Ianace was Vice president from October 1999 to August 2000, Executive Vice President from August 2000 to January 2001 and was appointed Chief Executive Officer in April 2001. The 250,000 options granted to Mr. Ianace in 2000 were cancelled in 2001.

(4) Mr. Berger was appointed Vianet's Chief Technology Officer in December 2001.

(5) Mr. Logan served as Vianet's Vice President of Marketing from August 2000 until January 2001. From January to December 2001, Mr. Logan served as President and Chief Operating Officer. In December 2001, Mr. Logan ceased his duties as President but continues to serve as Vianet's Chief Operating Officer.

(6) Mr. Posner has served as Vianet's Chairman of the Board since inception. From March 14, 2001 to present, Mr. Posner serves as Vianet's Secretary, and from October 12, 2001 to December 31, 2001, Mr. Posner served as Vianet's Chief Financial Officer. In December 2001, Mr. Posner ceased his duties as Chief Financial Officer but continues to serve as Vianet's Chairman of the Board and Secretary.

(7) All of the options granted to Mr. Leighton were cancelled in 2001 upon Mr. Leighton's resignation from his positions as an officer and director of Vianet.

EMPLOYMENT AGREEMENTS

         In April 2001, Vianet entered into a three-year consulting agreement with Xelix Capital Limited, an entity owned and controlled by Jeremy Posner. The consulting agreement provides for base fees to Xelix Capital Limited of $120,000 per year. In addition, the consulting agreement provides that Vianet shall pay such additional compensation as shall be determined from time to time by the board of directors based upon the attainment of specific criteria as agreed to from time to time. The consulting agreement also provides for reimbursement of reasonable costs and expenses incurred. The consulting agreement is terminable
(i) by either party in the event the other party fails to perform in accordance with the provisions of this Agreement, or (ii) by Vianet, at any time, upon thirty (30) days written notice. Upon termination the consultant shall cease all provision of services and no invoice shall be made for services performed after notice of suspension or termination. Upon termination, for any reason except breach of this agreement by consultant, Vianet shall pay to consultant severance in an amount equal to two times the base fee. The severance amount shall be payable in quarterly installments with the first payment due not later than thirty (30) days after termination. The Consulting Agreement superseded and replaced a prior three-year consulting agreement entered into with Xelix Capital Limited in April 2000, effective as of January 1, 2000, that provided for base fees to Xelix Capital Limited of $150,000 per year.

         In April 2001, Vianet entered into an agreement with Pete Ianace, the Chief Executive Officer of Vianet, that provides for a salary of $150,000 per year, which salary is to be increased to $250,000 per year in the quarter following Vianet's earning an operating profit. Thereafter, in June 2001, we entered into an additional agreement with Mr. Ianace that provides for a one-year notice period prior to the termination of Mr. Ianace's employment as Chief Executive Officer of Vianet following a change in our control.

         In September 2001, Vianet entered into agreements with Robert Logan and Brian Berger, the Chief Operating Officer and Vice President of Engineering of Vianet, respectively, that provide for (i) a one-year notice period prior to the termination of their employment as executive officers of Vianet during the first 12 months following a change in our control , and (ii) a 6 month notice period prior to the termination of their employment as executive officers of Vianet after the completion of the first 12 months following a change in our control.

         Except for the foregoing terms, we have not entered into other employment or consulting agreements with any of the Named Executive Officers.

EMPLOYEE STOCK INCENTIVE PLAN

         The 1999 Option Plan was adopted by the board of directors in March 1999, and was approved by the shareholders in June 2000. The Plan provides for the issuance of up to 37,500,000 options.

OPTION GRANTS TO THE NAMED EXECUTIVE OFFICERS AS OF DECEMBER 31, 2001:

Name of Beneficial Owner               Title                         Options
--------------------------------------------------------------------------------

Jeremy T.G. Posner         Chairman, Secretary and Director             250,000

Peter Ianace               Chief Executive Officer and Director  (1)  1,250,000

Robert Logan               Senior Vice President and Chief
                           Operating Officer                            500,000

Brian Berger               Chief Technology Officer & Vice
                           President of Engineering                     505,000
                                                               -----------------
                                                                      2,505,000
                                                               =================
___________________
(1) 250,000 of such options were cancelled in 2001.

         Under the plan, options may be granted which are intended to qualify as incentive stock options, or ISOs, under Section 422 of the Internal Revenue Code of 1986, as amended, or which are not intended to qualify as incentive stock options thereunder, or Non-ISOs. The 1999 Option Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The 1999 Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

PURPOSE

         The primary purpose of the 1999 Option Plan is to attract and retain the best available personnel for us in order to promote the success of our business and to facilitate the ownership of our stock by employees. The ability of a company to offer a generous stock option program has now become a standard feature in the industry in which we operates. In the event that the 1999 Option Plan is not adopted we may have considerable difficulty in attracting and retaining qualified personnel, officers, directors and consultants.

ADMINISTRATION

         The 1999 Option Plan is administered by our board of directors, as the board of directors may be composed from time to time. All questions of interpretation of the 1999 Option Plan are determined by the board, and its decisions are final and binding upon all participants. Any determination by a majority of the members of the board of directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole board of directors.

         Notwithstanding the foregoing, the board of directors may at any time, or from time to time, appoint a committee of at least two members of the board of directors, and delegate to the committee the authority of the board of directors to administer the plan. Upon such appointment and delegation, the committee shall have all the powers, privileges and duties of the board of directors, and shall be substituted for the board of directors, in the administration of the plan, subject to certain limitations.

         Members of the board of directors who are eligible employees are permitted to participate in the 1999 Option Plan, provided that any such eligible member may not vote on any matter affecting the administration of the 1999 Option Plan or the grant of any option pursuant to it, or serve on a committee appointed to administer the 1999 Option Plan. In the event that any member of the board of directors is at any time not a "disinterested person", as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, the plan shall not be administered by the board of directors, and may only by administered by a committee, all the members of which are disinterested persons, as so defined.

ELIGIBILITY

         Under the 1999 Option Plan, options may be granted to key employees, officers, directors or consultants of ours, as provided in the 1999 Option Plan.

TERMS OF OPTIONS

         The term of each option granted under the plan shall be contained in a stock option agreement between us and the optionee and such terms shall be determined by the board of directors consistent with the provisions of the plan, including the following:

         (a) Purchase Price. The purchase price of the common shares subject to each ISO shall not be less than the fair market value, or in the case of the grant of an ISO to a principal stockholder, not less that 110% of fair market value of such common shares at the time such option is granted. The purchase price of the common shares subject to each Non-ISO shall be determined at the time such option is granted, but in no case less than 85% of the fair market value of such common shares at the time such option is granted.

         (b) Vesting. The dates on which each option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the board of directors, in its discretion, at the time such option is granted.

         (c) Expiration. The expiration of each option shall be fixed by the board of directors, in its discretion, at the time such option is granted; however, unless otherwise determined by the board of directors at the time such option is granted, an option shall be exercisable for ten (10) years after the date on which it was granted (the "Grant Date"). Each option shall be subject to earlier termination as expressly provided in the 1999 Option Plan or as determined by the board of directors, in its discretion, at the time such option is granted.

         (d) Transferability. No option shall be transferable, except by will or the laws of descent and distribution, and any option may be exercised during the lifetime of the optionee only by him. No option granted under the plan shall be subject to execution, attachment or other process.

         (e) Option Adjustments. The aggregate number and class of shares as to which options may be granted under the plan, the number and class shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and all such options, shall each be proportionately adjusted for any increase decrease in the number of issued common shares resulting from split-up spin-off or consolidation of shares or any like capital adjustment or the payment of any stock dividend.

         Except as otherwise provided in the 1999 Option Plan, any option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of us. However, the optionee shall have the right immediately prior to any such transaction to exercise his option in whole or in part notwithstanding any otherwise applicable vesting requirements.

         (f) Termination, Modification and Amendment. The 1999 Option Plan (but not options previously granted under the plan) shall terminate ten (10) years from the earlier of the date of its adoption by the board of directors or the date on which the plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote thereon, and no option shall be granted after termination of the plan. Subject to certain restrictions, the plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

STOCK APPRECIATION RIGHTS

         The 1999 Option Plan also permits the granting of one or more stock appreciation rights to eligible participants. Such stock appreciation rights may be granted either independent of or in tandem with options granted to the same participant. Stock appreciation rights granted in tandem with options may be granted simultaneously with, or, in the case of Non-ISOs, subsequent to, the grant to the participant of the related options; provided, however, that: (i) any option shall expire and not be exercisable upon the exercise of any stock appreciation right with respect to the same share, (ii) any stock appreciation right shall expire and not be exercisable upon the exercise of any option with respect to the same share, and (iii) an option and a stock appreciation right covering the same share of common stock may not be exercised simultaneously. Upon exercise of a stock appreciation right with respect to a share of common stock, the participant shall be entitled to receive an amount equal to the excess, if any, of (A) the fair market value of a share of common stock on the date of exercise over (B) the exercise price of such stock appreciation right.

FEDERAL INCOME TAX ASPECTS OF THE 1999 OPTION PLAN

         The following is a brief summary of the effect of federal income taxation upon the participants and us with respect to the purchase of shares under the 1999 option plan. This summary does not purport to be complete and does not address the federal income tax consequences to taxpayers with special tax status. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside, and does not discuss estate, gift or other tax consequences other than income tax consequences. We advise each participant to consult his or her own tax advisor regarding the tax consequences of participation in the 1999 option plan and for reference to applicable provisions of the code.

         The 1999 Option Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421, 422 and 423 of the Code. Under these provisions, no income will be recognized by a participant prior to disposition of shares acquired under the 1999 Option Plan.

         If the shares are sold or otherwise disposed of (including by way of gift) more than two years after the first day of the offering period during which shares were purchased (the "Offering Date"), a participant will recognize as ordinary income at the time of such disposition the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold for a sale price less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

         If the shares are sold or otherwise disposed of (including by way of gift) before the expiration of the two-year holding period described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made. The balance of any gain or loss will be treated as capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held more than one year.

         In the case of a participant who is subject to Section 16(b) of the Securities Exchange Act of 1934, the purchase date for purposes of calculating such participant's compensation income and beginning of the capital gain holding period may be deferred for up to six months under certain circumstances. Such individuals should consult with their personal tax advisors prior to buying or selling shares under the 1999 Option Plan.

         The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

         We are entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the two-year holding period described above.

RESTRICTIONS ON RESALE

         Certain officers and directors may be deemed to be our "affiliates" as that term is defined under the Securities Act. The Common stock acquired under the 1999 Option Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.


THE FOLLOWING TABLE SHOWS THE VALUE AT DECEMBER 31, 2001 OF UNEXERCISED OPTIONS
HELD BY THE NAMED EXECUTIVE OFFICERS:
                                                                           Number of Securities     Value of Unexercised
                                                                           Underlying Unexercised   In-The-Money Options/
                          Number of Securities Shares                      Options/SARs at FY-      SARs at FY-End($)
                          Underlying Options/  Aquired on    Value         End (#) Exercisable/     Exercisable/
Name                      SARs Granted (#)     Exercose(#)   Realized($)   Unexercisable            Unexercisable
--------------------------------------------------------------------------------------------------------------------------
Jeremy T.G. Posner                   250,000     N/A           N/A          250,000 / nil            nil / nil

Peter Ianace                    (1)1,250,000     N/A           N/A          166,667 / 833,333        nil / nil

Robert Logan                         500,000     N/A           N/A          25,000 / 475,000         nil / nil

Brian Berger                         505,000     N/A           N/A          60,000 / 445,000         nil / nil

Peter Leighton                  (2)      nil     N/A           N/A          nil/ nil                 nil/ nil

                       ----------------------

 Total                             2,505,000
                       ======================

(1) 250,000 of such options were cancelled in 2001.
(2) 400,000 of such options were cancelled in 2001 upon Mr. Leighton's resignation from his positions as an officer and director of Vianet.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         There were no option exercises in the last fiscal year.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In January 2001, Xelix Capital Limited, an entity owned and controlled by Jeremy Posner, the Chairman of the Board and Secretary of Vianet, and CFM Capital Limited, an entity owned and controlled by Peter Leighton, a former officer and director of Vianet, pledged 2,000,000 and 1,600,000 shares, respectively, as security for certain secured notes payable aggregating $2,100,000. In April 2001, we defaulted on the notes, and in June 2001, the shares held as security were forfeited to certain of the note holders.

         In February 2001, we entered into a marketing distribution agreement with a company controlled by Peter Ianace who was subsequently appointed as our Chief Executive Officer. As part of that agreement, we issued warrants to purchase 1,000,000 shares of our common stock at an exercise price of $0.25 and a 5-year term with the right to receive a further 2,000,000 warrants based on certain performance achievements. In December 2001, by mutual agreement the warrants issued in February and the rights to receive further warrants were cancelled, and replaced by warrants to purchase 2,000,000 shares of our common stock for a 5-year term at an exercise price of $0.12 per share.

         In March 2001, we issued warrants to purchase 1,218,777 shares, exercisable at $0.16 per share, to Xelix Capital Limited, an entity owned and controlled by Jeremy Posner, the Chairman of the Board and Secretary of Vianet. In October September and December 2001, these warrants were repriced to $0.01 per share and adjusted to 8,672,512 shares. Xelix exercised its warrants under a cashless exercise provision and we issued 7,846,558 shares to Xelix.

         In March 2001, we issued warrants to purchase 2,437,553 shares, exercisable at $0.16 per share, to CFM Capital Limited, an entity owned and controlled by Peter Leighton, a former officer and director of Vianet. In September and December 2001, the warrants were repriced to $0.01 per share and adjusted to 17,345,023. CFM exercised its warrants under a cashless exercise provision and we issued 15,693,116 shares to CFM.

         In April 2001, Vianet entered into a three-year consulting agreement with Xelix Capital Limited, an entity owned and controlled by Jeremy Posner, the Chairman of the Board and Secretary of Vianet, which provides for base fees to Xelix Capital Limited of $120,000 per year. For a complete description of this agreement see "Management - Employment Agreements."

         In April 2001, Vianet entered into an agreement with Peter Ianace, the Chief Executive Officer of Vianet, that provides for a salary of $150,000 per year, which salary is to be increased to $250,000 per year in the quarter following Vianet's earning an operating profit. Thereafter, in June 2001, Vianet entered into an additional agreement with Mr. Ianace that provides for a one-year notice period prior to the termination of Mr. Ianace's employment as an executive officer of Vianet following a change in our control.

         In September 2001, Vianet entered into agreements with Robert Logan and Brian Berger, the Chief Operating Officer and Vice President of Engineering of Vianet, respectively, that provide for (i) a one-year notice period prior to the termination of their employment as executive officers of Vianet during the first 12 months following a change in our control, and (ii) a 6 month notice period prior to the termination of their employment as executive officers of Vianet after the completion of the first 12 months following a change in our control.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock as of November 18, 2002 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.


NAME AND ADDRESS OF                                                         SHARES OF               PERCENT
BENEFICIAL OWNER                         TITLE                             COMMON STOCK             OF CLASS
------------------------------------------------------------------------------------------------------------------
Jeremy T.G. Posner*             Chairman, Secretary and Director           (a)  8,175,469              1.33%

Gregory A. Somers*              President and Director                        156,003,929             25.3%

Peter Ianace*                   Chief Executive Officer and Director       (b)  5,526,488               .90%

Victor E. Goetz - 1266 West     Senior Vice President, Chief Financial         28,682,337              4.66%
Paces Ferry Rd, #179,           Officer, Chief Compliance Officer,
Atlanta, GA 30327               Assistant Secretary & Director

Robert Logan*                   Senior Vice President and Chief            (c)  1,221,791               **
                                Operating Officer

Brian Berger*                   Chief Technology Officer & Vice            (d)    605,045               **
                                President of Engineering

All officers, directors and                                                   193,715,059             31.47%
key executives (6 Persons)

Inter-Tel Inc
120 N 44TH ST, Suite 200,                                                      59,463,381              9.66%
Phoenix, AZ 85034-1822 tel.
602-302-8900

Dennis D. Somers                                                                                       4.89%
4785 240th Ave., Webb, Iowa                                                    30,081,475
51366

Seneca Capital L.P.  -  527                                                (e) 59,667,560              9.69%
Madison Avenue, 11th Floor,
New York, NY 10022
______________________

* c/o Vianet Technologies, Inc. - 6509 Windcrest Drive, Suite 160, Plano, TX
  75024
** Less than 1%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of November 21, 2002 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of 615,555,740 shares of common stock outstanding on November 21, 2002, and the shares issuable upon the exercise of options and warrants exercisable on or within 60 days of November 21, 2002, as described below.

(a) Includes (i) 13,627 shares of common stock, (ii) 250,000 shares of common stock underlying options exercisable at $.10 per share, all of which are currently exercisable, (iii) warrants to purchase 32,520 shares of common stock, exercisable at $5.00 per share, all of which are currently exercisable (iv) 7,846,558 shares of common stock owned indirectly through Xelix Capital Limited, an entity controlled by Mr. Posner, and (v) 32,764 shares of common stock owned indirectly through Eastbrook Systems, an entity controlled by Mr. Posner.

(b) Includes (i) 2,816,429 shares of common stock, (ii) 710,059 shares of common stock underlying warrants that are currently exercisable, and (iii) 2,000,000 shares of common stock underlying warrants owned by Espre, Inc., an entity controlled by Mr. Ianace, all of which are currently exercisable. Excludes 5,833,333 shares of common stock underlying options, which are not currently vested or exercisable.

(c) Includes (i) 196,791 shares of common stock, and (ii) 25,000 shares of common stock underlying options, all of which are currently exercisable. Excludes 1,475,000 shares of common stock underlying options, which are not currently vested or exercisable.

(d) Includes (i) 45,045 shares of common stock and (ii) 60,000 shares of common stock underlying options, all of which are currently exercisable. Excludes 945,000 shares of common stock underlying options, which are not currently vested or exercisable.

(e) Includes (i) 18,555,916 shares of common stock and (ii) 1,950,971 shares of common stock underlying warrants owned by Seneca Capital L.P., all of which are currently exercisable. In addition, includes (iii) 35,440,216 shares of common stock and (iv) 3,720,457 shares of common stock underlying warrants owned by Seneca Capital International, Ltd., all of which are currently exercisable.

                            DESCRIPTION OF SECURITIES

         THE FOLLOWING DESCRIPTION OF OUR CAPITAL STOCK IS A SUMMARY AND IS QUALIFIED IN ITS ENTIRETY BY THE PROVISIONS OF OUR ARTICLES OF INCORPORATION, WITH AMENDMENTS, ALL OF WHICH HAVE BEEN FILED AS EXHIBITS TO OUR REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

COMMON SHARES

         The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the board of directors, out of funds legally available. In the event of a liquidation, dissolution or winding-up of us, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

         The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are validly issued, fully-paid and nonassessable.

PREFERRED SHARES

         The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

CLASS A, B, AND C WARRANTS

     o As of November 21, 2002, Vianet had 915,538 fully vested and exercisable outstanding class A, B, and C warrants to acquire a total of approximately 2,746,614 shares of common stock, which warrants are exercisable until February 2005. The class A warrants are exercisable at a price of $1.53 per share; the class B warrants are exercisable at a price of $1.91 per share; and the class C warrants are exercisable at a price of $2.29 per share. The exercise prices of the class B warrants and class C warrants are equal to 125% and 150% respectively, of the class A exercise price ($1.53). The exercise price and the number of shares issuable upon exercise of the class A, B and C warrants are subject to adjustment upon the occurrence of certain events, including: subdivisions or combinations of the common stock;
     o   reclassifications, consolidations or mergers; and
     o   the issuance of common stock as a dividend on shares of common stock.

         The class A, B and C warrants may be exercised upon surrender of the warrant certificates on or prior to the expiration date at Vianet's offices, with the exercise form completed and executed as indicated, accompanied by full payment of the exercise price to Vianet for the number of warrants being exercised. The warrants do not confer upon the holder any voting rights or any other rights as a stockholder.

         In addition, as of November 21, 2002, Vianet had outstanding placement agent warrants to purchase 105,370 shares and 87,829 class A, B and C warrants. In addition, Vianet has outstanding placement agent warrants to purchase up to an additional 289,989 shares of common stock and 362,573 warrants to purchase shares of common stock exercisable at a price of $0.01.

CLASS D WARRANTS

         As of November 21, 2002, Vianet had fully vested and exercisable outstanding class D warrants to acquire a total of 3,758,286 shares of common stock. The class D warrants are exercisable until April 14, 2003, at a price of $4.50 per share. The exercise price and the number of shares issuable upon exercise of the class D warrants are subject to adjustment upon the occurrence of certain events, including:

     o   subdivisions or combinations of the common stock;
     o   reclassifications, consolidations or mergers; and
     o   the issuance of common stock as a dividend on shares of common stock.

         Any readjustment in the number of the exercise price of the class A, B and C warrants shall only apply to the unexercised portion of the warrants.

         The class D warrants may be exercised upon surrender of the warrant certificates on or prior to the expiration date at Vianet's offices, with the exercise form completed and executed as indicated, accompanied by full payment of the exercise price to Vianet for the number of warrants being exercised. The warrants do not confer upon the holder any voting rights or any other rights as a stockholder.

         The holders of the class D warrants have granted a power-of-attorney to a duly authorized officer of Vianet to negotiate the terms and conditions of any lock-up agreement or any other restrictions on the right of such holder to sell his or its shares of common stock that may be imposed by any underwriter in connection with any proposed public offering or by Nasdaq in connection with any application for listing made by Vianet to Nasdaq.

OTHER WARRANTS AND OPTIONS

         As of November 21, 2002, Vianet had other outstanding warrants and options to acquire approximately 49,560,082 shares of common stock, exercisable at prices ranging between $0.01 and $6.00.

TRANSFER AGENT

         Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, will act as transfer agent and registrar for Vianet's securities.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
         o an exchange distribution in accordance with the rules of the applicable exchange;
         o    privately-negotiated transactions;
         o    short sales;
         o broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share; and
         o    a combination of any such methods of sale.

         In the event sales are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which the prospectus forms a part. In such post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales. In addition, if any shares of common stock or warrants offered for sale pursuant to this prospectus are transferred, subsequent holders could not use this prospectus until a post-effective amendment is filed, naming such holders.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling stockholders may pledge their shares of common stock to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         Certain of the selling stockholders shall be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts. We and the selling stockholders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

PENNY STOCK

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                            SELLING STOCKSTOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholder. We will not receive any proceeds from the resale of the common stock by the selling stockholder. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholder, none of the selling stockholder will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                               SHARES                                      SHARES
                                          BENEFICIALLY OWNED                          BENEFICIALLY OWNED
                                       -------------------------                      -------------------
                                         PRIOR TO THE OFFERING                        AFTER THE OFFERING
                                       ------------------------                       -------------------
                                                                        TOTAL
                                                                        SHARES
         NAME                           NUMBER          PERCENT       REGISTERED      NUMBER     PERCENT
         ----                           ------          -------       ----------      ------     -------
Inter-Tel Inc                          59,463,381         9.86%       59,463,381        0           0
Seneca Capital International Ltd       35,833,816         5.94%       35,833,816        0           0
Seneca Capital L P                     18,762,316         3.11%       18,762,316        0           0
Stephen M Wagner                       17,489,230         2.90%       17,489,230        0           0
CFM Capital Limited                    13,318,117         2.21%       13,318,117        0           0
Private Equity Management
  Corporation (1)                      10,000,000         1.66%       10,000,000        0           0
Georgetown Vianet Partnership           9,356,091         1.55%        9,294,835        0           0
Richard S Rohn                          6,995,692         1.16%        6,995,692        0           0
Jeffrey T Seal                          6,645,907         1.10%        6,645,907        0           0
Celeste Trust Reg                       6,472,592         1.06%        6,389,259        0           0
Esquire Trade And Finance Inc           6,309,121         1.03%        6,225,788        0           0
Capital Alliance Corporation            6,000,000           *          6,000,000        0           0
Humberto B Galvan                       5,246,769           *          5,246,769        0           0
Mark W Mohr                             5,246,769           *          5,246,769        0           0
Kelli J Somers                          5,246,769           *          5,246,769        0           0
Advanced Global Communications          5,000,000           *          5,000,000        0           0
Pequot Scout Fund LP                    4,576,959           *          4,576,959        0           0
Lanny Grisson                           4,019,261           *          4,019,261        0           0
Muns Enterprises LLC                    3,333,333           *          3,333,333        0           0
SBL Cobra Group                         2,671,200           *          2,671,200        0           0
Peter Leighton                          2,500,000           *          2,500,000        0           0
Union Development Corp                  2,325,713           *          2,410,412        0           0
Leslie C Quick III                      2,407,686           *          2,323,708        0           0
Steve Parry                             2,277,778           *          2,277,778        0           0
Bayard Holdings Inc                     2,250,000           *          2,250,000        0           0
Discovery International Limited         2,247,087           *          2,247,087        0           0
John W Huffman                          1,883,759           *          1,863,759        0           0
Paeroa Investments Ltd                  1,903,759           *          1,863,759        0           0
Thorpe Bay Corporation                  2,076,766           *          1,855,808        0           0
Robert Eide                             1,711,735           *          1,711,735        0           0

                                       46




Scott Carpenter                         1,655,556           *          1,655,556        0           0
Fairthorne Trading Limited              1,676,569           *          1,622,979        0           0
Nancy Harvard                           1,712,616           *          1,588,638        0           0
Kljakovic Family Trust                  1,581,534           *          1,541,534        0           0
J Shelton Associates Inc                1,466,667           *          1,466,667        0           0
SBS Children's Trust                    1,545,000           *          1,545,000        0           0
MSS Children's Trust                    1,545,000           *          1,545,000        0           0
Nathan Low                              1,245,202           *          1,245,202        0           0
Salvatore Amato                         1,263,123           *          1,233,123        0           0
Munir Ahmad                             1,293,166           *          1,224,999        0           0
Louis Calderone                         1,209,402           *          1,191,738        0           0
Susan Zoref                             1,188,842           *          1,164,510        0           0
Richard Hahn &
  Birget Feldman Hahn JTTEN             1,169,510           *          1,161,855        0           0
Holzer Family Trust                     1,133,846           *          1,133,846        0           0
Joseph C. Theilke                       1,111,112           *          1,111,112        0           0
Lori Kritzer                            1,217,141           *          1,217,141        0           0
David Manning Pate                      1,099,372           *          1,044,589        0           0
Grenville Financial Ltd                 1,000,000           *          1,000,000        0           0
Craig Poppe                               976,563           *            976,563        0           0
Sally Isensee &
 Terry L Isensee JTTEN                    970,370           *            970,370        0           0
J G King                                  991,991           *            968,100        0           0
Edmund R. Belak, Jr                     1,217,000           *          1,217,000        0           0
William G Walters                         966,000           *            966,000        0           0
Brian Berger                              916,047           *            916,047        0           0
Richard Etra                              837,656           *            837,656        0           0
E G G Pension Plan                        820,881           *            820,881        0           0
Ensambladora Latina S A                   833,333           *            813,333        0           0
Hilados Escoceses S A                     833,333           *            813,333        0           0
Vianet Technologies Inc                 1,012,500           *            812,500        0           0
Pequot Navigator Offshore Fund Inc        807,699           *            807,699        0           0
Keshab M Dholandas &
  Ranjna K Dholandas JTTEN                789,452           *            769,452        0           0
Dale A. Bruns                             777,778           *            777,778        0           0
Kenneth J Mcleod &
  Suzanne E Mcleod JTTEN                  790,767           *            770,767        0           0
John E Tuchler                            790,767           *            770,767        0           0
Bobby Chani                               789,452           *            769,452        0           0
Sunrise Securities Corp                   750,000           *            750,000        0           0
Anthony Towell                            683,333           *            683,333        0           0
Jacqueline L. Towell                      686,666           *            666,666        0           0
Robert Logan                              627,593           *            627,593        0           0
Richard Rostholder                        629,822           *            621,170        0           0
Matthew Silverman &
  Susan A Silverman JTTEN                 628,823           *            621,169        0           0
Bear Stearns Securities Corp Cust
  F/B/O Robert Frome                      584,741           *            580,415        0           0
John Shaunfield Jr                        572,523           *            572,523        0           0

                                       47




Acropolis Computing Inc                   550,000           *            550,000        0           0
Stash Inc                                 540,661           *            540,661        0           0
Midas Finance Inc                         531,948           *            527,949        0           0
Wayne Larue                               518,519           *            518,519        0           0
Ronelle Ianace                            500,000           *            500,000        0           0
Royal Bank Of Canada                      500,000           *            500,000        0           0
John Schaunfield Family
  Limited Partnership                     332,032           *            489,990        0           0
Hal Shapiro                               468,750           *            468,750        0           0
John Dauman                               465,940           *            465,940        0           0
Lester Levine                             490,620           *            457,835        0           0
Howard Lorber                             437,060           *            437,060        0           0
John Shaunfield Sr                        425,963           *            425,963        0           0
Kevin Mccoy                               416,667           *            416,667        0           0
AMS                                       390,365           *            390,365        0           0
Vincent Testaverde                        383,632           *            381,633        0           0
Todd Grassi                               395,927           *            379,134        0           0
E C G Pension Plan                        362,461           *            353,807        0           0
Digital Integration Inc                   343,550           *            343,550        0           0
Austrian Oil Ltd                          398,393           *            317,545        0           0
Peter V. Ianace                           350,000           *            350,000        0           0
Roquemore Consulting                      314,143           *            314,143        0           0
Marc Beard                                306,599           *            306,599        0           0
Marc Freeman                              300,401           *            300,591        0           0
Carrington Shipping S A                   295,890           *            295,890        0           0
Adrienne Grossman                         295,951           *            290,457        0           0
Wayman Garnett                            286,707           *            286,707        0           0
Aegis Capital Corp                        281,876           *            281,876        0           0
People Connection                         272,000           *            272,000        0           0
Libra Finance S A                         269,233           *            269,233        0           0
David Lowenstein                          268,133           *            268,133        0           0
Bob Holloway                              267,120           *            267,120        0           0
Alvin Luskey                              260,000           *            250,000        0           0
Jennifer Hamlet                           247,753           *            247,753        0           0
S G H Ludwig Von Baden                    275,995           *            245,368        0           0
Jon Frost                                 238,095           *            238,095        0           0
Malcolm Basner                            237,303           *            237,303        0           0
Hongyang Chao                             235,127           *            235,127        0           0
MBF Consulting                            225,000           *            225,000        0           0
H P And Associates                        213,333           *            213,333        0           0
Jonathan P Alcott &
 Justin J Alcott JTTEN                    210,521           *            210,521        0           0
Alan Cayton                               210,521           *            210,521        0           0
Brandt Hanby                              210,521           *            210,521        0           0
Kevin Leonard &
  Melissa A Leornard JTTEN                210,521           *            210,521        0           0
Chris Leighton                            200,000           *            200,000        0           0
David A Lynn &
  Eileen A Lynn JTTEN                     200,000           *            200,000        0           0

                                       48




Jolanda C M Schulte-Weavers               200,000           *            200,000        0           0
Kerry Propper                             181,964           *            181,964        0           0
Kent Kloock                               180,000           *            180,000        0           0
Tehan Oh                                  659,990           *            174,052        0           0
Harry Adjmi                               181,979           *            173,325        0           0
Steve Rotter                              181,979           *            173,325        0           0
Bob Nimon &
  Kim Nimon JTTEN                         166,666           *            166,666        0           0
Brigitte Ferrada                          171,666           *            166,666        0           0
Marc Berger                               181,969           *            164,651        0           0
J E Shaunfield                            161,015           *            161,015        0           0
Bear Stearns Securities Corp Cust
  Phyllis Charash                         168,646           *            159,992        0           0
Eric Fessler                              201,979           *            159,992        0           0
Hostales De Mercosur S A                  199,195           *            158,772        0           0
Renfroe-Olena Ltd                         199,195           *            158,772        0           0
Matthew H. Grissom                        150,000           *            150,000        0           0
Bailey H. Grissom                         150,000           *            150,000        0           0
Mathew Fisher TTEE
  U/A DTD 11/2/00                         146,879           *            146,879        0           0
Raymond Murray                            145,685           *            145,685        0           0
Paul Sartor                               141,354           *            141,354        0           0
William Bossung                           154,994           *            133,354        0           0
Odyssey Capital LLC                       131,744           *            131,744        0           0
Manny Lara                                126,923           *            126,923        0           0
Herbert Spielman                          136,471           *            126,651        0           0
Polydius Partners LLC                     125,000           *            125,000        0           0
R P Associates LLC                        132,980           *            124,326        0           0
Marty Schnoebelen                         122,762           *            122,762        0           0
Harvey Bibicoff                           158,736           *            120,756        0           0
Blvd Anesthesia Associates P C
  F/B/O Alex Weingarten                   151,471           *            119,985        0           0
Blvd Anesthesia Associates P C
  F/B/O Stuart Wollman                    151,471           *            119,985        0           0
Anthony Heller                            147,494           *            112,711        0           0
Clinton T Rubin                           171,493           *            112,710        0           0
Vision Corporate Consulting LLC           100,000           *            100,000        0           0
Kathy Knight Macdonald                     95,000           *             95,000        0           0
Rbc Dominion Securities Inc                94,000           *             94,000        0           0
Jennifer Flink                             93,052           *             90,749        0           0
Mike Jolly                                 88,922           *             88,922        0           0
Boris Volman                               96,978           *             88,557        0           0
SGJ Limited                                95,292           *             87,506        0           0
Stacey Cohen                               89,819           *             85,493        0           0
John Gallagher                             84,130           *             84,130        0           0
Arnold Levy &
  Susan Levy JTTEN                         83,665           *             83,665        0           0
John Romano                                83,819           *             83,493        0           0
Thomas Barnett                            122,493           *             80,506        0           0

                                       49




Bear Stearns Securities Corp Cust
  F/B/O Norman Basner                      84,318           *             79,992        0           0
Roger Fisher                              100,984           *             79,992        0           0
Ruth Greenwald                            100,984           *             79,992        0           0
Keith Kantowitz                           100,984           *             79,992        0           0
Amy Kuriloff                              100,984           *             79,992        0           0
Leonard Novick                             92,984           *             79,992        0           0
Jeffrey S Podell                          100,984           *             79,992        0           0
Kenneth Perlman
                                          100,982           *             79,990        0           0
Louis Perlman                              90,486           *             79,990        0           0
Donald Prescott                            78,829           *             78,829        0           0
David Loewenstein                          85,736           *             72,848        0           0
Benjamin Brafman                           95,236           *             72,451        0           0
Ronald Gayland Wardell                     70,000           *             70,000        0           0
Mark Hong                                  70,000           *             70,000        0           0
Hallman & Lorber
  Profit Sharing Plan                      66,156           *             66,156        0           0
Bear Stearns Securities Corp Cust
  F/B/O Vincent G. Chase - IRA             65,988           *             65,988        0           0
Blvd Anesthesia Associates P C
  C/o Aegis Capital- Marc Berger           65,988           *             65,988        0           0
Mark D Bosses                              65,988           *             65,988        0           0
Kenard G Strauss                           65,988           *             65,988        0           0
Blvd Anesthesia Associates P C
  F/B/O Chunil Ruder                       86,978           *             65,986        0           0
Keith W Abell                              65,361           *             64,613        0           0
Kenneth J Mcleod                           97,995           *             64,405        0           0
Chris Chon                                139,996           *             56,018        0           0
Jon Hales                                  54,054           *             54,054        0           0
Blvd Anesthesia Associates P C
  F/B/O C B Ruder                          64,493           *             53,999        0           0
Bear Stearns Securities Corp Cust
  F/B/O Malcolm Basner                     53,736           *             53,736        0           0
Charles P Adkins                           73,492           *             48,303        0           0
Vivian Ingrassia                           52,889           *             48,297        0           0
David L Stetson                            47,244           *             47,244        0           0
Anthony Philip Towell                      62,243           *             47,244        0           0
Fredric Greenwald                          48,880           *             46,876        0           0
Bruce Arnstein                             58,992           *             44,143        0           0
Julie Assael                               41,905           *             41,656        0           0
Vicki Huberman Cust for
  Louis Huberman                           41,000           *             41,000        0           0
Vicki Huberman Cust for
  Stephanie Huberman                       41,000           *             41,000        0           0
Janelle Ashton                             40,541           *             40,541        0           0
Ted Grassi                                 61,243           *             40,251        0           0
Thomas F Grassi                            44,078           *             40,251        0           0
Seong K Kim                                61,243           *             40,251        0           0
Young-Kon Lee                              61,243           *             40,251        0           0


                                       50




Kenneth T Lurich Jr &
  Madolyn Lurich JTTEN                     61,243           *             40,251        0           0
Fred Greco & Marcia Greco JTTEN            46,321           *             39,993        0           0
MKB Associates Inc                         50,487           *             39,993        0           0
Martin Orenstein &
  Majorie Orenstein JTTEN                  46,321           *             39,993        0           0
Michele Pesner                             50,487           *             39,993        0           0
Mark Van Dinter                            37,000           *             37,000        0           0
Richard Etra & Kenneth Etra JTTEN          54,611           *             36,221        0           0
Mark Honigsfeld                            55,111           *             36,221        0           0
XXI Technologies LLC                       35,294           *             35,294        0           0
Vincent Santivasci                         40,385           *             31,990        0           0
Louis Libin                                47,761           *             31,390        0           0
Alan C. Klein                              30,000           *             30,000        0           0
Jacob N. Pollack                           30,000           *             30,000        0           0
Accurate Office Supply Inc                 36,636           *             29,043        0           0
A G Edwards & Sons Inc Cust
  F/B/O Michael S. Werber                  35,664           *             28,009        0           0
L C Quick Jr Tr
  U/A DTD 3/11/93 - Peter Quick            28,009           *             28,009        0           0
Allen Aven                                 27,027           *             27,027        0           0
Richard Hennigan                           27,027           *             27,027        0           0
Ben Hui                                    27,027           *             27,027        0           0
Bryan Turnage                              27,027           *             27,027        0           0
Michael Weber                              27,027           *             27,027        0           0
Hk Partners                                52,036           *             24,483        0           0
Melissa Mason                              26,636           *             24,341        0           0
Andrew Finkelstein                         36,736           *             24,144        0           0
Eileen Freeman                             31,736           *             24,144        0           0
Mason Hill & Co Inc                        23,523           *             23,523        0           0
Hongbing Lian                              22,155           *             22,155        0           0
N Scott Carpenter                          21,946           *             21,946        0           0
Lawrence Newman &
  Ellen Newman JTTEN                       50,392           *             20,164        0           0
Darrell Elliott                            20,000           *             20,000        0           0
Murray H Gross                             25,386           *             19,314        0           0
Erik Kritzer                               17,334           *             17,334        0           0
James Favia                                41,992           *             16,803        0           0
Chris K Kim                                41,992           *             16,803        0           0
Martin Bier                                16,898           *             16,205        0           0
Dimitri Sogoloff                           24,493           *             16,098        0           0
Dana Stetson                               18,039           *             15,744        0           0
Siyuan Chen                                15,116           *             15,116        0           0
Richard Arnstein                           17,831           *             14,004        0           0
Ronald I Wagner                            15,992           *             13,399        0           0
C & E Manufacturing Inc                    11,631           *             11,631        0           0
E B M Associates Inc                       25,834           *             11,339        0           0
Dermot Grady                               27,996           *             11,203        0           0
Jin-Soo In                                 27,996           *             11,203        0           0

                                       51




Steven Shankman &
  Lise Shankman JTTEN                      12,592           *             11,038        0           0
Paul G Tonon                               27,292           *             10,921        0           0
Robert Cousin                              10,811           *             10,811        0           0
Bear Stearns Securities Corp Cust
  Phyllis Charash - IRA                    10,333           *             10,333        0           0
Jan V Dauman                               10,000           *             10,000        0           0
Paul Fisher                                14,170           *              8,774        0           0
Lori A Bonaldi                             15,992           *              8,400        0           0
Susanne Tierney                            20,992           *              8,400        0           0
William A Tollestrup                       20,992           *              8,400        0           0
Robert T Martin                            17,496           *              7,002        0           0
Mikhail A Filimonov                        16,792           *              6,720        0           0
Jeff Smith                                  6,403           *              6,403        0           0
Ernie P Ianace                              6,219           *              6,219        0           0
Lee Richardson                             13,996           *              5,601        0           0
SB Consults Group LLC                       5,000           *              5,000        0           0
Otto R Kozak                                7,992           *              4,199        0           0
Elizabeth Disiere                           6,996           *              2,801        0           0
Vadim M Iosilevich                          6,996           *              2,801        0           0
Lisa Jasicob                                6,996           *              2,801        0           0
Reich Brothers Inc                          2,666           *              2,666        0           0
Sichenzia Ross & Friedman LLP               2,499           *              2,499        0           0
Mat Fisher                                    975           *                975        0           0
Leonardo Caruso                               750           *                750        0           0
Neil M Jamieson                               593           *                593        0           0
Total                                 324,296,358                    321,089,738


* Less than 1%

         (1) On April 4, 2002, we entered into a Settlement Agreement with Private Equity Management Corporation whereby we agreed to issue to Private Equity Management Corporation shares of our common stock valued at $75,000 in full settlement of their claim against us. The number of shares to be issued is to be determined according to the market price for our shares of common stock at the time of delivery. The actual number of shares of common stock issuable upon delivery is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table. Therefore, we are registering 200% of the shares that would be issuable as of November 21, 2002.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible preferred stock is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

                                  LEGAL MATTERS

         The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

         The financial statements of Vianet Technologies Inc. as of and for the period ended December 31, 2001 included in this registration statement have been audited by Hein + Associates LLP, independent public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

         On October 2, 2000, we were notified that our independent auditors, Edward Isaacs & Company, LLP had merged with McGladrey & Pullen, LLP and that Edward Isaacs & Company, LLP would no longer be the auditor for the Registrant. McGladrey & Pullen, LLP was appointed as the Registrant's new auditor.

         The auditor's reports from Edward Isaacs & Company, LLP for the Registrant's past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         The decision to engage McGladrey & Pullen, LLP was approved by the board of directors.

         During the Registrant's two most recent fiscal years and the subsequent interim period preceding the change, there have been no disagreements with Edward Isaacs & Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         On October 10, 2000, Vianet filed a Form 8-K which included a letter from Edward Isaacs & Company, LLP which stated that Edward Isaacs & Company, LLP agreed with the statements made in our Form 8-K.

         On February 21, 2002, Vianet Technologies, Inc. was notified by McGladrey & Pullen, LLP that they were electing to cease the client-auditor relationship. The cessation of the client-auditor relationship was not a result of any disagreement with us but resulted from the recent change of our control.

         McGladrey & Pullen, LLP was engaged as our independent auditor on October 2, 2000. Since that date and any subsequent interim periods preceding the date of resignation, we and McGladrey & Pullen, LLP had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of McGladrey & Pullen, LLP, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement in connection with any report McGladrey & Pullen, LLP might have issued. Furthermore, none of McGladrey & Pullen, LLP's reports on our consolidated financial statements contained an adverse opinion, disclaimer of opinion, or modification or qualification of opinion, except that McGladrey & Pullen, LLP's report on the consolidated financial statements for the year ended December 31, 2000 contains an explanatory paragraph indicating that there is substantial doubt as to our ability to continue as a going concern.

         Effective as of February 26, 2002, we engaged Hein + Associates LLP as our new independent auditor.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Vianet Technologies, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

         We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

         We furnish our stockholders with annual reports containing audited financial statements.

             INDEX TO INTERIM PERIOD UNAUDITED FINANCIAL STATEMENTS

                            VIANET TECHNOLOGIES, INC.

                              FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2002 AND 2001

CONSOLIDATED FINANCIAL STATEMENTS
      BALANCE SHEET                                                         F-1
      STATEMENTS OF OPERATIONS                                              F-2
      STATEMENTS OF CASH FLOWS                                              F-3
      NOTES TO FINANCIAL STATEMENTS                                   F-4 to F-8


VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS


                                                              September 30, 2002 December 31, 2001
                                                                  unaudited          audited
                                                                -------------      -------------
CURRENT ASSETS
             Cash and cash equivalents                          $     57,025       $  1,462,653
             Accounts receivable, net                              1,485,086          2,729,289
             Prepaids and other current assets                       709,343            730,833
                                                                -------------      -------------
                                                                   2,251,454          4,922,775
                                                                -------------      -------------

PROPERTY AND EQUIPMENT, net                                        4,994,076          7,130,078

OTHER ASSETS
             Patents, net                                            556,087          7,167,000
             Trademarks, net                                         259,335          3,096,000
             Goodwill                                                      -          1,435,757
             Security deposits                                        50,073            200,000
                                                                -------------      -------------

TOTAL ASSETS                                                    $  8,111,025       $ 23,951,610
                                                                =============      =============

CURRENT LIABILITIES
             Accounts payable                                   $ 16,233,709       $ 14,820,663
             Accrued liabilities                                   3,375,173          3,338,411
             Current portion of note payable                       4,950,000            250,000
             Current portion of capital lease obligations          8,402,030          2,200,630
             Convertible notes payable                             1,207,088          1,207,088
             Demand notes payable                                    494,154            855,450
                                                                -------------      -------------
                                                                  34,662,154         22,672,242
                                                                -------------      -------------

LONG-TERM LIABILITIES
             Note payable, excluding current portion                       -          4,700,000
             Long-term portion of capital lease obligation           233,838          4,905,024

SHAREHOLDERS' DEFICIT
             Common shares                                           603,216            571,106
             Common Stock Subscribed                                   9,467                  -
             Additional paid in capital                            6,933,585          5,271,894
             Accumulated deficit                                 (34,331,235)       (14,168,656)
                                                                -------------      -------------
                                                                 (26,784,967)        (8,325,656)
                                                                -------------      -------------

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                     $  8,111,025       $ 23,951,610
                                                                =============      =============

The accompanying notes are an integral part of these consolidated financial statements.


VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)


                                                                                                             Period
                                                                                                           February 16,
                                                                                                              2001,
                                              Three Months        Three Months         Nine Months          Inception,
                                                  Ended               Ended               Ended              Through
                                              September 30,       September 30,       September 30,       September 30,
                                                   2002                2001                2002               2001
                                              --------------      --------------      --------------      --------------
Revenue:
     Telecommunications revenue               $   8,143,145       $   6,363,532       $  28,243,440       $   7,529,726
     Software sales                                  50,804                  --           1,564,721                  --
                                              --------------      --------------      --------------      --------------

Total revenue                                     8,193,949           6,363,532          29,808,161           7,529,726

Costs of revenue:

     Telecommunication costs                      7,680,327           6,424,564          27,064,881           7,523,920
     Software costs                                  10,848                  --              42,684                  --
                                              --------------      --------------      --------------      --------------

                                                  7,691,176           6,424,564          27,107,565           7,523,920

Gross margin                                        502,774             (61,032)          2,700,596               5,806

Operating expenses:
     Personnel                                    1,267,535             579,391           4,431,051             586,036
     Selling, general and administrative          2,985,800             510,256           5,485,283             672,250
     Depreciation and amortization                1,102,680             577,055           3,710,669             577,340
     Impairment of intangible assets              1,329,953                   0           8,520,316                  --
                                              --------------      --------------      --------------      --------------

Total operating expenses                          6,685,968           1,666,702          22,142,318           1,835,626

Loss from operations                             (6,183,194)         (1,727,734)        (19,446,722)         (1,829,820)

Other Income expenses:
     Interest expense                               309,393             103,638             705,286             103,638
     Other                                               --              (5,580)             10,571              (5,580)
                                              --------------      --------------      --------------      --------------

Net loss                                      $  (6,492,588)      $  (1,825,792)      $ (20,162,579)      $  (1,927,878)
                                              ==============      ==============      ==============      ==============

Loss per share - basic and diluted            $        (.01)                N/A       $        (.03)                N/A
                                              ==============      ==============      ==============      ==============

Weighted average shares outstanding             602,943,613                 N/A         583,267,910                 N/A
                                              ==============      ==============      ==============      ==============

The accompanying notes are an integral part of these consolidated financial statements.


VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

                                                                                                 Period
                                                                                               February 16,
                                                                                                  2001,
                                                                            Nine Months         Inception,
                                                                               Ended             through
                                                                            September 30,      September 30,
                                                                                2002               2001
                                                                            -------------      -------------
OPERATING ACTIVITIES:
Net loss                                                                    $(20,162,579)      $ (1,927,878)

Adjustments to reconcile net loss to net cash used in operating activities:

Provision for bad debts                                                        2,491,250            253,802
Equity compensation for expenses                                                 118,802                 --
Depreciation and amortization                                                  3,710,669            577,340
Impairment of intangibles                                                      8,520,316                 --

Increase (decrease) in cash attributable to changes in operating assets and liabilities:

Accounts receivable                                                           (1,247,047)        (1,245,674)
Prepaids and other current assets                                                 21,490             20,540
Accounts payable and accruals, and other                                       5,256,440          3,099,313
                                                                            -------------      -------------

Net Cash Provided (Used) In Operating Activities                              (1,290,659)           777,443

INVESTING ACTIVITIES:

Cash acquired in Inter-Tel.NET, Inc. purchase                                         --             24,817
Security deposits                                                                (30,073)           (12,393)
Capital expenditures                                                            (325,583)                --
                                                                            -------------      -------------
Net Cash Provided (Used) In Investing Activities                                (355,656)            12,424

FINANCING ACTIVITIES:

Issuance of common stock and warrants                                                 --            201,000
Increase in demand notes                                                         370,000                 --
Payment of demand notes                                                          (50,000)                --
Payments under capital leases                                                    (79,313)
                                                                            -------------      -------------
Net Cash Provided In Financing Activities                                        240,687            201,000

Net (Decrease) Increase In Cash                                               (1,405,628)           990,867

Cash at beginning of period                                                    1,462,653                 --
                                                                            -------------      -------------

Cash at end of period                                                       $     57,025       $    990,867
                                                                            =============      =============

Supplemental disclosure of cash flow information:

Cash paid during the period for interest                                          23,172                 --

Supplemental disclosure of noncash investing and financing activities:

Transfer of capital lease obligations from accounts payable                    1,102,804                 --
Acquisition of equipment through capital lease obligations                       450,863                 --
Conversion of demand notes to common stock                                       681,296                 --
Conversion of accounts payable and accrued liabilities to common stock           903,170                 --
Reclass of security deposit to goodwill                                          180,000                 --
Reclass of accrued liabilities to goodwill                                     1,965,012                 --

Note payable issued for acquisition of Inter-Tel.NET, Inc.                            --          4,950,000


The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

1. Basis of Presentation:

The accompanying consolidated financial statements have been prepared by the Company without audit in accordance with generally accepted accounting principles for interim financial statements and with instructions to Form 10-QSB and Article 10 of Regulation S-X. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements for the period ended September 30, 2002, the Company incurred losses of $20.2 million for the first nine months of 2002.

The Company is also in arrears on its capital lease obligations in the amount of $2,744,035 as of September 30, 2002 and has negative working capital of $32.4 million. The lessor has presented the Company with a demand letter requesting payment of all outstanding amounts under the capital leases and is currently in discussions with the Company regarding payment and resolution of various service issues relating to the equipment.

The Company was recently notified by Inter-Tel, Inc. (Inter-Tel) that it believes the Company is in default on a principal payment of $250,000 due September 22, 2002 under a note in the amount of $4,950,000 issued in connection with the purchase of Vianet Communications, Inc. (formerly Inter-tel.NET, Inc.)(VComm), and further believes the Company is in default under the note such that Inter-Tel considers the note subject to acceleration. The Company and Inter-Tel are negotiating the priority of application for various amounts owed by a subsidiary of Inter-Tel to the telecommunications subsidiary of the Company, a cure of any default and/or modification of the terms of payment under the note.

The majority of the Company's accounts payable are delinquent. The Company is working with its vendors to procure revised payment terms, although there can be no assurances that the Company will be successful in this endeavor. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustment relating to the recovery and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The accompanying consolidated financial statements do not include certain footnotes and financial presentations normally required under accounting principles generally accepted in the United States of America and, therefore, should be read in conjunction with the audited financial statements included in the Company's Form 10-KSB as of December 31, 2001.

The consolidated financial statements include the accounts of Vianet Technologies, Inc. (Vianet) and its wholly-owned subsidiaries, Comm Services Corporation, Vianet Communications, Inc. (formerly Inter-Tel.NET, Inc.) (VComm) Vianet Labs, Inc. (Labs) and Vianet Access, Inc. (Access) (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated.

Per share amounts are not reflected for the nine months ending September 30, 2001 due to the recapitalization of the Company as a result of the reverse acquisition on December 31, 2001.

2.  Demand Notes Payable

In January 2002, the Company paid $50,000 to a shareholder in settlement of demand notes.

During the quarter ended June 30, 2002 the Company entered into a demand note in the amount of $70,000.

During the quarter ended June 30, 2002 the Company issued 19,948,754 shares of common stock in settlement of demand notes in the amount of $681,296.

In September 2002 the Company entered into a note payable in the amount of $300,000.

3.  Patents and Trademarks

In connection with the acquisition of Vianet, the Company recorded patents and trademarks at estimated fair value based upon independent valuations on December 31, 2001. The Company amortizes the patents and trademarks using the straight-line method over 7 years and 10 years, respectively. Amortization expense for patents and trademarks was $800,764 and $134,036 for the nine and three month periods ended September 30, 2002, respectively, and nil for the comparable 2001 periods. Amortization expense for each of the next five years is estimated to be $105,375 per year after reduction for the impairment charges described below.

In October 2001, the Financial Accounting Standards Board ("FASB") approved SFAS 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. SFAS 144 replaces SFAS 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. The new accounting model for long-lived assets to be disposed of by sale applies to all long-lived assets, including discontinued operations, and replaces the provisions of APB Opinion No. 30, REPORTING RESULTS OF OPERATIONS-REPORTING THE EFFECTS OF DISPOSAL OF A SEGMENT OF A BUSINESS, for the disposal of segments of a business. Statement 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations.

The Company's policy is to periodically review the net realizable value of its long-lived assets through an assessment of the estimated future cash flows related to such assets pursuant to SFAS 144. In the event that assets are found to be carried at amounts in excess of estimated undiscounted future cash flows, then the assets will be adjusted for impairment to a level commensurate with a discounted future cash flow analysis of the underlying assets. Based upon its most recent analysis, the Company recognized an impairment loss on the carrying value of patents and trademarks of $1,329,953 during the quarter ended September 30, 2002. This impairment loss was caused by the revised forecast for video product sales, which has diminished the expected future cash flows supporting the valuation of patents and trademarks. As a result, the assets have been impaired to the present value of the estimated future cash flows.

4.  Goodwill and Impairment

In June 2001, the FASB issued Statements of Financial Accounting Standards No. 141, BUSINESS COMBINATIONS ("FAS 141"), and No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS ("FAS 142"). FAS 141 requires all business combinations initiated after June 30, 2001 to be accounted for under the purchase method. For all business combinations for which the date of acquisition is after June 30, 2001, FAS 141 also establishes specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary gain, rather than deferred and amortized. FAS 142 changes the accounting for goodwill and other intangible assets after an acquisition. The most significant changes made by FAS 142 are: 1) goodwill and intangible assets with indefinite lives will no longer be amortized; 2) goodwill and intangible assets with indefinite lives must be tested for impairment at least annually; and 3) the amortization period for intangible assets with finite lives will no longer be limited to forty years. The Company does not believe that the adoption of FAS 141 will have a material effect on its financial position, results of operations, or cash flows.

The Company adopted FAS 142 on January 1, 2002. The Company had not amortized the goodwill related to the acquisition of Vianet at December 31, 2001. All goodwill is attributable to the video products segment. In the quarter ended June 30, 2002, the Company recognized a goodwill impairment loss of $1,727,136, based upon a reduction in the expected present value of future cash flows of the reporting unit. For the quarter ended September 30, 2002, the Company completed its reallocation of the net asset values in the acquisition. As a result of the reallocation, goodwill was credited in the amount of $1,853,633 for the reduction of assumed liabilities. The resulting negative goodwill balance was reallocated to the other intangible assets on a pro-rata basis.

5. Proforma Results of Operations

On a proforma, unaudited basis, as if the acquisition of Vianet had occurred on February 16, 2001, total revenues and operating loss for the nine months ended September 30, 2001 would have been approximately $30,518,000 and $(13,727,000), respectively. Included in the proforma net loss is $999,000 of proforma intangible asset amortization. Without the proforma amortization, the net loss would have been $(12,728,000). Proforma basic and diluted loss per share would have approximated ($0.03) per share. These unaudited proforma results have been prepared for comparative purposes only and are not necessarily indicative of the results of operations that would actually have occurred had the acquisition been in effect on the date indicated.

6. Segment Information

SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, establishes standards for public companies relating to the reporting of financial and descriptive information about their operating segments in financial statements. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by chief operating decision makers in deciding how to allocate resources and in assessing performance.

The Company identifies its segments based upon components of revenue and considers its operating segments to be Telecommunications Services and Video Products.

The Company's reportable operating segments have been determined as separately identifiable business units. The Company measures segment earnings as Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). The following amounts are disclosed for the nine months ended September 30, 2002 and the period beginning February 16, 2001, Inception, through September 30, 2001 and the three month periods ending September 30, 2002 and 2001:

                                                  Nine month period ended               Period from February 16, 2001 (Inception)
                                                     September 30, 2002                           to September 30, 2001
                                          -----------------------------------------    --------------------------------------------
                                               Telecom                 Video                 Telecom                  Video
                                          -------------------    ------------------    --------------------    --------------------
Revenue from external customers           $    28,243,440        $     1,564,721       $      7,529,726        $       -

Inter-segment revenues                            -                      -                      -                      -

Gross profit                                    1,178,559              1,522,036                  5,806                -

Depreciation, amortization and
impairment                                      2,800,409              9,430,576                577,340                -

Interest expense                                  527,835                177,451                103,638                -

Net loss                                       (8,278,384)           (11,884,195)            (1,927,878)               -

EBITDA                                         (4,950,140)            (2,276,168)            (1,246,900)               -

As of                                                September 30, 2002                            September 30, 2001
                                                     ------------------                            ------------------

Segment assets                                  6,297,527              1,813,498             19,799,757                -

Intangible assets                                 -                      815,422              7,059,398                -

                                                  Three month period ended                      Three month period ended
                                                     September 30, 2002                            September 30, 2001
                                          -----------------------------------------    --------------------------------------------
                                               Telecom                 Video                 Telecom                  Video
                                          -------------------    ------------------    --------------------    --------------------

Revenue from external customers           $     8,143,145        $        50,805       $      6,363,532        $       -

Inter-segment revenues                            -                      -                      -                      -

Gross profit                                      462,818                 39,956                (61,032)               -

Depreciation, amortization and
impairment                                        939,363              1,493,270                577,055                -

Interest expense                                  163,688                145,705                103,638                -

Net loss                                       (3,945,723)            (2,546,865)            (1,825,792)               -

EBITDA                                         (2,842,672)              (907,890)            (1,145,099)               -


7.  Commitments and Contingencies

Capital leases:

The Company is in arrears on capital lease obligations in the amount of $2,744,035 as of September 30, 2002 for amounts due to one lessor. The lessor has presented the Company with a demand letter requesting payment of all outstanding amounts under the capital leases and is currently in discussions with the Company regarding payment and resolution of various service issues relating to the equipment.

Notes Payable:

The Company was recently notified by Inter-Tel that it believes the Company is in default on a principal payment of $250,000 due September 22, 2002 under a note in the amount of $4,950,000 issued in connection with the purchase of

VComm, and further believes the Company is in default under the note such that Inter-Tel considers the note subject to acceleration. The Company and Inter-Tel are negotiating the priority of application for various amounts owed by a subsidiary of Inter-Tel to the telecommunications subsidiary of the Company, a cure of any default and/or modification of the terms of payment under the note.

Payroll Taxes:

The Company has recorded payroll tax liabilities in the amount of approximately $501,995, including approximately $177,373 for penalties and interest.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

Page

FINANCIAL STATEMENTS:

   Independent Auditors'Report                                            F-10

   Consolidated Balance Sheet - December 31, 2001                         F-11

   Consolidated Statement of Operations - Period From February 16,
      2001, Inception, through December 31, 2001;                         F-12

   Consolidated Statement of Shareholders' Deficit - Period From
      February 16, 2001, inception, through December 31, 2001;            F-13

   Consolidated Statement of Cash Flows - Period From February 16,
      2001, Inception, through December 31, 2001;                         F-14

   Notes to Consolidated Financial Statements                             F-15

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Vianet Technologies, Inc
(formerly Comm-Services Corporation)
Plano, Texas

We have audited the accompanying consolidated balance sheet of Vianet Technologies, Inc. (formerly Comm-Services Corporation) as of December 31, 2001, and the related consolidated statements of operations, shareholders' deficit and cash flows for the period from February 16, 2001, inception, through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vianet Technologies, Inc. as of December 31, 2001 and the results of its operations and cash flows for the period from February 16, 2001, inception, through December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has experienced a loss of $14,168,656 for the period from February 16, 2001, inception, through December 31, 2001 and has a working capital deficit of $17,749,467 as of December 31, 2001. These factors among others raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The accompanying statements do not include any adjustments that might result from the outcome of this uncertainty.

HEIN + ASSOCIATES LLP

Dallas, Texas
April 11, 2002

Vianet Technologies, Inc. (formerly Comm-Services Corporation)
Consolidated Balance Sheet
December 31, 2001

CURRENT ASSETS
     Cash and cash equivalents                                     $  1,462,653
     Accounts receivable                                              2,729,289
     Prepaids and other current assets                                  730,833
                                                                   -------------
                                                                      4,922,775
                                                                   -------------

PROPERTY AND EQUIPMENT, NET                                           7,130,078
                                                                   -------------

OTHER ASSETS, NET
     Patents                                                          7,167,000
     Trademarks                                                       3,096,000
     Goodwill                                                         1,435,757
     Security deposits                                                  200,000
                                                                   -------------
                                                                     11,898,757
                                                                   -------------
TOTAL ASSETS                                                       $ 23,951,610
                                                                   =============

CURRENT LIABILITIES
     Accounts payable                                                14,820,663
     Accrued Liabilities                                              3,338,411
     Current portion of note payable                                    250,000
     Current portion capital lease obligations                        2,200,630
     Convertible notes payable                                        1,207,088
     Demand notes payable                                               855,450
                                                                   -------------
                                                                     22,672,242
                                                                   -------------
LONG-TERM LIABILITIES
     Note payable, excluding current portion                          4,700,000
     Long-term portion of capital lease obligation                    4,905,024
                                                                   -------------
                                                                      9,605,024
                                                                   -------------

COMMITMENTS AND CONTINGENCIES (SEE NOTES A, E & I)

SHAREHOLDERS' DEFICIT
     Common shares, $0.001 par value; 750,000,000 shares                571,106
         authorized; 571,195,876 shares issued and
         571,105,939 outstanding
     Treasury stock, 89,937 shares                                           --
     Additional paid in capital                                       5,271,894
     Accumulated deficit                                            (14,168,656)
                                                                   -------------
                                                                     (8,325,656)
                                                                   -------------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                        $ 23,951,610
                                                                   =============

See accompanying notes to consolidated financial statements.
--------------------------------------------------------------------------------

Vianet Technologies, Inc. (formerly Comm-Services Corporation)
Consolidated Statement of Operations
For the period from February 16, 2001,
inception, through December 31, 2001

Total revenue                                                      $ 17,628,364
Cost of revenue                                                      18,857,836
                                                                   -------------
Gross margin                                                         (1,229,472)

Operating expenses:
     Personnel                                                        1,531,660
     Selling, general and administrative                              1,663,799
     Depreciation and amortization                                    1,514,105
     Impairment of goodwill                                           7,984,806
                                                                   -------------
Total operating expenses                                             12,694,370

Loss from operations                                                (13,923,842)

Other income (expense):
     Interest expense                                                  (282,223)
     Other                                                               37,409
                                                                   -------------
Net loss                                                           $(14,168,656)
                                                                   =============

Loss per share - basic and diluted                                 $      (0.04)
                                                                   =============

Weighted average number of shares outstanding                       350,481,570
                                                                   =============

See accompanying notes to consolidated financial statements.
--------------------------------------------------------------------------------

Vianet Technologies, Inc. (formerly Comm-Services Corporation)
Statement of Shareholders' Deficit
For the period from February 16, 2001 through December 31, 2001

                                      Total              Common Stock                     Additional
                                   Shareholders'                               Treasury    Paid in      Accumulated
                                     Deficit          Shares        Amount       Stock     Capital        Deficit
                                   ---------------------------------------------------------------------------------
Balance at February 16, 2001                 --              --            --      --             --            --
Shares issued                      $    321,000           1,000    $    1,000      --   $    320,000            --
Acquisition of Vianet                 5,522,000     221,320,345       221,320      --      5,300,680            --
Recaptalization - Reverse Merger             --     349,784,594       348,786      --       (348,786)           --
Net loss                            (14,168,656)             --            --      --             --   (14,168,656)
                                   ---------------------------------------------------------------------------------
Balance at December 31, 2001         (8,325,656)    571,105,939       571,106      --      5,271,894   (14,168,656)
                                   =================================================================================

See accompanying notes to consolidated financial statements.
--------------------------------------------------------------------------------

Vianet Technologies, Inc. (formerly Comm-Services Corporation)
Consolidated Statement of Cash Flows
For the period from February 16, 2001,
inception, through December 31, 2001

Cash flows from operating activities:
       Net loss                                                    $(14,168,656)

    Adjustments to reconcile net loss to net cash used in
    operating activities:
       Provision for doubtful accounts                                  883,341
       Depreciation and amortization                                  1,514,105
       Impairment of goodwill                                         7,984,806
       Accounts receivable                                           (1,655,786)
       Deposits and prepaid expenses                                   (317,639)
       Accounts payable                                               5,587,011
       Accrued expenses                                               1,259,863
                                                                   -------------
       Net cash provided by operating activities                      1,087,045

Cash flows from investing activities:
       Cash acquired in Inter-Tel.NET purchase                           24,817
       Cash acquired upon acquisition of Vianet Technologies, Inc.      199,664
       Purchase of property and equipment                              (169,873)
                                                                   -------------

       Net cash provided by investing activities                         54,608

Cash flows from financing activities:
       Proceeds from stock issuance                                     321,000
                                                                   -------------
Cash and equivalents, end of period                                $  1,462,653
                                                                   =============

Supplemental disclosure of cash flow information:
        Cash paid during the year for interest                     $      2,233
                                                                   =============
Non-cash investing and financing activities:
        Acquisition of Vianet Technologies, Inc.                   $  5,522,000
        Note payable issued for acquisition of Inter-Tel. NET      $  4,950,000
                                                                   -------------
                                                                   $ 10,472,000
                                                                   =============
See accompanying notes to consolidated financial statements.
--------------------------------------------------------------------------------

VIANET TECHNOLOGIES, INC. (FORMERLY COMM-SERVICES CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A: GENERAL

NATURE OF BUSINESS AND BASIS OF PRESENTATION

In December 2001, Vianet Technologies, Inc. acquired 100% of the outstanding capital stock of Comm-Services Corporation ("CSC") in a merger transaction. CSC, a division of Vianet, and its majority owned subsidiary sell international long distance voice and data service to global carriers that include regional Bell operating companies, competitive local exchange carriers, long distance companies and private network providers. CSC provides its services through a combination of its own international network facilities, various international termination relationships and resale arrangements with other international long distance service providers. CSC was incorporated on February 16, 2001. Vianet is continuing its business of designing and marketing advanced data and visual communication technologies and services that include Video Interactive Multipoint (multipoint video and audio conferencing), Video Messenger Pro (video mail), Streaming Video Codec (live and on-demand video viewing) and Power Zoom (image enhancement and a variety of view choices). Although Vianet was the surviving legal entity in the merger, the transaction is accounted for as an issuance of equity by CSC, and a recapitalization of CSC under the capital structure of Vianet in exchange for the net assets of Vianet. This type of transaction is commonly referred to as a reverse acquisition. Under the purchase method of accounting, the historical results of CSC have been carried forward and Vianet's operations have been included in the financial statements commencing on the merger date. Accordingly, all of the historical 2001 results included here are those of CSC only. Further, on the date of the merger, the assets and liabilities of Vianet were recorded at their fair values, with the excess purchase consideration allocated to goodwill and consolidated with the balance sheet of CSC. Results of operations after the merger will include the results of both companies on a consolidated basis.

Through the remainder of these Notes, the term "Company" refers to both Companies, unless otherwise indicated.

GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements for the period ended December 31, 2001, the Company incurred losses of $ 14,168,656 for the period from February 16, 2001 (Inception) through December 31, 2001. The Company is also in arrears on its capital lease obligations in the amount of $1,082,037 as of December 31, 2001 and has negative working capital of $17,749,467. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustment relating to the recovery and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow from operations, to obtain financing arrangements or equity investment on a timely basis sufficient to satisfy current working capital needs and ultimately to attain profitability. The Company is actively pursuing additional financing and equity financing through discussions with lenders and investment bankers.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its majority owned subsidiary from the effective date of acquisition (see "Note B"). All material intercompany accounts and transactions are eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the accompanying financial statements include the carrying values of property and equipment and impairment of goodwill, as well as the valuation of the purchase price of Vianet and the allocation of the purchase price to the assets acquired (see Note B).

STOCK OPTION PLAN

The Company accounts for stock options issued to employees in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25 and provide pro forma net income disclosures for employee stock option grants as if the fair value based method, as defined in SFAS No. 123, had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure required by SFAS No. 123.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all demand deposits and other highly liquid investments with an initial maturity of less than ninety days to be cash equivalents.

PROPERTY AND EQUIPMENT

Owned property and equipment are recorded at cost. Leased property meeting certain criteria is capitalized and the present value of the related lease payments is recorded as a liability. Maintenance and repairs are charged against income as incurred.

The Company provides depreciation on owned equipment using the straight-line method over the estimated useful lives of the respective assets. Equipment held under capital leases is amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset.

Useful lives range from two to seven years.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair values of accounts receivable, accounts payable and accrued expenses approximate the carrying values due to their short-term nature. The Company's note payable was recorded based upon its estimated fair value on July 24, 2001 (See Note B), and management does not believe the fair value has changed significantly as of December 31, 2001.

REVENUE RECOGNITION

Revenue is measured at the fair value of consideration received or receivable. Revenue is recognized when there is persuasive evidence that an arrangement exists, delivery has occurred, the Company's fee is fixed or determinable, and collectibility is probable. Arrangements may include services not essential to the functionality of any other element of the transaction such that the total price of the arrangement would be expected to vary as the result of the inclusion or exclusion of the services. If an arrangement includes services, previously described revenue is allocated among the service and software elements of the arrangement. Revenue allocated to the service element is recognized as the services are performed or, if no pattern of performance is discernible, on a straight-line basis over the period during which the services are performed.

The Company records revenues from the sale of telecommunications services at the time of customer usage based upon minutes of traffic processed at contractual fees.

COST OF CARRIER SERVICES

Cost of carrier services includes network costs that consist of access, transport and termination costs. Such costs are recognized when incurred in connection with the provision of telecommunication services, including costs incurred under operating agreements.

FIXED CAPACITY TERMINATION AGREEMENTS

The Company enters into agreements that provide the Company the right to use cable or other transport capacity without any rights and duties of ownership. The Company accounts for such leases as operating leases.

EARNINGS PER SHARE

Basic loss per share is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted loss per share takes all potentially dilutive common shares into consideration. For the year ended December 31, 2001, the Company's potential dilutive common shares, represented by options to purchase 6,811,700 shares of common stock and warrants to purchase 43,760,082 shares of common stock, are not included in the dilutive calculation of loss per share as the effect would be antidilutive.

SEGMENT REPORTING

The Company has operations that consist of two segments: telecommunication services and video Internet product sales. The financial statements include only results for the telecommunication segment. The results of operations for the video segment are not included in the financial statements due to reverse merger purchase accounting; however, total assets of approximately $12,474,000, which relate to the video segment are reported. Total assets relating to telecommunications services at December 31, 2001 are approximately $11,478,000.

CONCENTRATION OF CREDIT RISK

For the period ended December 31, 2001, all of the Company's customers were telecommunication service providers. The five largest customers represented 74.4% of the Company's revenue while the ten largest customers represented 92.5%.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates impairment of long-lived assets pursuant to SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," (SFAS No. 121), which requires impairment losses to be recorded on long-lived assets used in operations when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. This evaluation consists of comparing estimated undiscounted future cash flows over the remaining life of the asset to its carrying value. When such evaluation results in a deficiency, the asset is written down to its estimated fair value.

PATENTS AND TRADEMARKS

In connection with the acquisition of Vianet, the Company recorded Patents and Trademarks at fair value based upon independent valuations on December 31, 2001. The Company amortizes patents and trademarks using the straight-line method over periods ranging from 5 to 10 years.

GOODWILL

Goodwill from acquisitions represents the excess of purchase price paid over the value of net assets acquired. The Company does not amortize goodwill resulting from acquisitions after June 30, 2001, but it is the Company's policy to assess periodically the carrying amount of its goodwill and purchased intangible assets to determine if there has been an impairment to their carrying value. Based on the inability to generate positive cash flows in Inter-Tel.NET since its acquisition, the Company recorded a charge of $7,984,806 to write-off the carrying value of the goodwill related to that acquisition. See Note B.

RECENT ACCOUNTING PRONOUNCEMENTS

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141 "Business Combinations" (SFAS No. 141) and Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" (SFAS No. 142). SFAS No. 141 requires the purchase method of accounting to be used for all business combinations, and prohibits the pooling-of-interests method of accounting. This statement is effective for all business combinations initiated after June 30, 2001 and supercedes APB Opinion No. 16, "Business Combinations" as well as Financial Accounting Standards Board Statement of Financial Accounting Standards No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises."

SFAS No. 142 addresses accounting for intangible assets that are acquired individually or with a group of other assets upon their acquisition. This statement requires goodwill amortization to cease and for goodwill to be periodically reviewed for impairment, for fiscal years beginning after December 15, 2001. SFAS No. 142 supercedes APB Opinion No. 17, "Intangible Assets." Goodwill and intangible assets acquired after June 30, 2001, are subject to the nonamortization and amortization provisions of SFAS No. 142. The statement does not allow amortization of goodwill that is recorded for acquisitions that occur after June 30, 2001.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 143, "Accounting for Asset Retirement Obligation" (SFAS No. 143). SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, and will require companies to record a liability for asset retirement obligations in the period in which they are incurred, which typically could be upon completion or shortly thereafter. The FASB decided to limit the scope to legal obligation and the liability will be recorded at fair value. The effect of adoption of this standard on the Company's results of operations and financial positions is being evaluated. In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No.
144). SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. It provides a single accounting model for long-lived assets to be disposed of and replaces SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." The effect of adoption of this standard on the Company's results of operations and financial positions is being evaluated.

NOTE B: ACQUISITIONS

INTER-TEL.NET

On July 24, 2001, the Company purchased 83% of Inter-Tel.NET, Inc. ("ITN") from Inter-Tel, Inc. in a stock purchase transaction. ITN is a facilities-based provider of U.S. originated international long-distance voice and data terminations services. The efficiency of its managed VoIP network, its least cost routing structure and bandwidth capacity allow CSC to offer competitive prices to carrier and reseller customers for international termination.

The acquisition of ITN has been accounted for using the purchase method of accounting. Accordingly, the results of ITN's operations have been included in the accompanying consolidated financial statements from July 24, 2001. The excess of purchase price over the fair value of net assets acquired has been recorded as goodwill. The following summarizes the allocation of the purchase price:

           Purchase price:
                     Note Payable                                  $ 4,950,000
                                                                   ------------

                     Total purchase price                          $ 4,950,000

           Allocation to fair value of net assets:
             Current assets                                        $(2,439,855)
             Property and equipment                                 (8,143,465)
             Capital lease obligations                               7,879,521
             Accounts payable and other liabilities                  5,648,605
                                                                   ------------

           Goodwill                                                $ 7,984,806
                                                                   ============
The total amount of goodwill is expected to be deductible for tax purposes.

VIANET TECHNOLOGES, INC.

On December 31, 2001, the Company acquired 100% of the outstanding capital stock of Comm-Services Corporation ("CSC") in exchange for an aggregate of 349,293,656 newly issued shares of the Company's common stock (the "Acquisition"), which shares represent 60% of the Company's issued and outstanding shares immediately following the completion of the transaction. The transaction is accounted for as an issuance of equity by CSC and a recapitalization of CSC under the capital structure of the Company in exchange for the net assets of the Company. This type of transaction is commonly referred to as a reverse acquisition, and CSC is treated as the acquiring entity for accounting purposes. Vianet designs and markets advanced data and visual communication technologies and services. Vianet now offers video telecommunications that are both cost effective and readily facilitated. Vianet has combined its powerful patented video compression technology with an advanced global, broadband IP network to enable enterprise companies worldwide to easily utilize low-cost and user-friendly video media applications to enhance their global business communications.

The acquisition of Vianet has been accounted for using the purchase method of accounting. The excess of purchase price over the fair value of net assets acquired has been recorded as goodwill. Beginning January 1, 2002, the results of Vianet's operations will be included in the consolidated financial statements. The following summarizes the allocation of the purchase price:

Total purchase price                               $ 5,522,000  (1)

Allocation to fair value of net assets:
  Current assets                                   $  (244,664)
  Property and equipment                              (330,845)
  Trademarks                                        (3,096,000)
  Patents                                           (7,167,000)
  Security deposits                                   (200,000)
  Accounts payable and other liabilities             6,952,266
                                                   ------------

Goodwill                                           $ 1,435,757
                                                   ============

(1) The equity issued by CSC to acquire Vianet was valued based upon the value of Vianet, as estimated by an independent valuation firm.

The Company has determined that their Patents have no residual value at the end of their useful life. Based upon an independent valuation, the Company's Trademarks are estimated to have a residual value of $5,447,000 at the end of their useful lives. None of the goodwill is expected to be deductible for tax purposes.

PRO FORMA RESULTS OF OPERATIONS

On a pro forma, unaudited basis, as if the acquisitions of Inter-Tel.NET and Vianet had occurred on February 16, 2001, total revenue and operating loss for the year ended December 31, 2001 would have been approximately $30,114,000 and $(33,559,000), respectively. These unaudited pro forma results have been prepared for comparative purposes only and are not necessarily indicative of the results of operations that would actually have occurred had the acquisitions been in effect on the dates indicated.

NOTE C: PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                  Network equipment                                 $ 7,832,062
                  Network operations center                             299,676
                  Office equipment and furniture                        324,805
                  Leasehold improvements                                187,640
                  Less: accumulated depreciation and amortization    (1,514,105)
                                                                    ------------

                                                                    $ 7,130,078
                                                                    ============

Network equipment includes assets recorded under capital leases of $7,219,868 with related accumulated depreciation and amortization of $1,318,589.

NOTE D: NOTES PAYABLE

INTER-TEL, INC.

The Company has a note payable in the amount of $4,950,000 to Inter-Tel, Inc. as consideration for the purchase of an 83% interest in Inter-Tel.NET from Inter-Tel, Inc. Inter-Tel, Inc. owned 17% of CSC until the transaction with Vianet (see Note B) at which time Inter-Tel, Inc. took stock of the combined entity. The note is collateralized in part by stock and other marketable securities and 100% of the net assets of Inter-Tel.NET. The note was originally due and payable with a principal payment of $250,000 due sixty (60) days from July 24, 2001 but later modified to provide for a later payment date for the initial payment; then interest only due and payable from October 16, 2001 through July 15, 2002; then monthly principal and interest payments based on 1% of collected monthly revenues from July 16, 2002 to October 15, 2002 and based on 2% of collected monthly revenues from October 16, 2002 until paid in full. The note is due and payable on December 31, 2007, or earlier in the event of default or a "change of control" of the purchased entity. The interest rate for the note is 6% per annum.

DEMAND NOTES PAYABLE

Included in Demand notes payable at December 31, 2001 are two notes for $25,000 each with interest at 8% and due September 30, 2002.

In November 2000, Vianet received $150,000 from two short-term lenders. The Company is currently in default of its obligation and has recorded $37,500 of interest payable, which is included in Accrued liabilities in the consolidated statement of financial condition at December 31, 2001.

In February 2001, the Company executed a $100,000 non-interest bearing demand loan to a shareholder. Prior to December 31, 2001, the Company paid a total of $50,000 of the $100,000 obligation.

In March 2001, the Company issued demand notes payable aggregating $75,000 to two investors, in exchange for cash. The notes are in default and bear an interest rate of 8% per annum. In addition, the notes contain provisions for payment of interest and financing costs with common stock of the Company.

In August 2001 through December 2001 the Company issued demand notes aggregating $480,450 to six investors. The notes bear no interest and are due March 31, 2002.

In November 2001the Company issued a demand note for $50,000 to an investor. The note bears interest at 10% per annum and is due December 31, 2001.

CONVERTIBLE NOTES PAYABLE

The Company has convertible notes payable of $1,125,000, with interest ranging from 6% to 8%, which are convertible into a maximum of 370,170 shares of common stock through September 30, 2002.

Approximately $82,000 Class A Notes were issued to Vianet employees for unpaid salaries in July and August 2001. The notes are convertible into common stock at a conversion price of $0.06 per share and 5-year warrants with an exercise price of $0.10 per share issuable upon conversion.

NOTE E: COMMITMENTS AND CONTINGENCIES

OFFICE LEASES

In April 2000, Vianet entered into a lease agreement for office space in Plano, Texas. The term of the lease is sixty-two months. The lease provides for rent, including operating expenses and taxes, of approximately $276,000 per annum. In September 2000, Vianet issued 200,000 shares of the Company's common stock to be held in escrow for up to five years as a security deposit on the lease.

The Company leases office space in Reno, Nevada from Inter-Tel, Inc. under a lease that expires on July 15, 2002. Total rental expense for this related party for the period from Inception through December 31, 2001, was $ 81,159.

CAPITAL LEASE OBLIGATIONS

The Company leases telecommunications network and related equipment through capitalized lease agreements. Future minimum lease payments on capitalized lease obligations at December 31, 2001 are as follows:

                                                           2002     $ 2,535,542
                                                           2003       2,568,481
                                                           2004       1,959,253
                                                           2005         584,506
                                                           2006         100,726
                                                                    ------------
              Total minimum lease payments ................           7,748,508
              Less amount representing interest............            (642,854)
                                                                    ------------
              Present value of minimum lease payments                 7,105,654
              Less current portion of capitalized lease obligations  (2,200,630)
                                                                    ------------
              Long-term portion of capitalized lease obligations    $ 4,905,024
                                                                    ============

The capital lease obligations are guaranteed by Inter-Tel, Inc. (see Note D).

LITIGATION

Vianet was not a party to any material legal proceedings, except as described below.

Vianet was a defendant in an action for a breach of contract claim relating to outstanding invoices for services rendered in the amount of $702,739 (Superior Court of California, County of Alameda, Cause # H217819-8). In March 2001, a default judgment was entered against Vianet in this matter. Vianet engaged in discussions with the plaintiff regarding settlement and reached agreement with regard to a payment schedule whereby Vianet paid the defendant $36,500 in July, with the balance payable over the following eleven months. In September 2001, Vianet paid the defendant $73,000 and agreed to pay $62,000 per month starting in January 2002. Vianet has not made any payments since September 2001. The $702,739 of outstanding invoices less the payments of $36,500 and $73,000 is included in accounts payable on the balance sheet at December 31, 2001.

Vianet is a defendant in an action pending before the Superior Court of Justice, Ontario, Canada in which the plaintiffs have asserted breach of contract and damages in the amount of $155,928 and punitive damages in the amount of $50,000. Agreement in principle has been reached between the parties on mutually satisfactory terms for the resolution of this matter and withdrawal of the claim. Vianet is currently awaiting the receipt of the formal Settlement Agreement.

In addition, there are approximately 21 vendors with pending litigation matters, which relate to collection actions for existing accounts payable in the aggregate of $488,000. Vianet is not aware of any fact indicating that a governmental authority is contemplating a proceeding against the company.

NOTE F: JOINT VENTURE

In April 2000, Vianet entered into a Joint Venture (the "Venture") with Opicom Co., Ltd., an entity controlled by a shareholder of Vianet. Vianet contributed $500,000 as part of its initial investment into the Venture. The Venture purchased a license from Vianet for certain technology for a single, one-time fee in the amount of $1,000,000 (subject to withholding tax imposed by the Korean Government). Vianet received a net fee of $890,000. The Company accounts for its investment under the equity method of accounting. In consideration of the license fee, Vianet provided the Venture with an unlimited license for Wavelet compression products in the Korean Market.

NOTE G: INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes." SFAS No. 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to differences between the carrying amounts of assets and liabilities for financial reporting purposes and their respective tax bases, and for operating loss and tax credit carry forwards. In estimating future tax consequences, SFAS No. 109 generally considers all expected future events other than the enactment of changes in tax laws or rates. Valuation allowances are provided if, based upon the weight of the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company has no income tax benefit or expense due to its net loss.

The components of deferred tax assets and liabilities at December 31, 2001, are as follows:

           Deferred Tax Assets:
              Goodwill impairment charge                            $ 2,700,000
              Net operating loss                                      3,560,000
              Reserves and accrued expenses                             390,000
              Equipment capital leases                                  225,000
           Deferred tax liability:
              Cost of assets acquired in excess of tax basis         (4,100,000)
                                                                    ------------
           Net deferred tax asset                                     2,775,000
           Valuation reserve                                         (2,775,000)
                                                                    ------------
           Net deferred tax assets                                  $         0
                                                                    ============

CSC's net operating loss carryforward for income tax purposes at December 31, 2001 is approximately $4,700,000. This amount may be used to offset future taxable income through 2021.

Vianet's NOL Carryforward would be limited on an annual and aggregate basis due to the change in control from the reverse acquisition in December 2001. The aggregate limitation will be the estimated fair value of Vianet at the time of the change in control of approximately $5,500,000.

NOTE H: SHAREHOLDERS' DEFICIT

COMMON STOCK

The following table presents the share activity for the period January 1, 2001 to December 31, 2001:

                                                         ---------------------------------------------------
                                                                              Common Shares
                                                         ---------------------------------------------------
                                                          Authorized     Issued      Outstanding  Treasury
                                                         ---------------------------------------------------
Vianet Balance at January 1, 2001                        100,000,000    24,476,143    24,386,206     89,937
Increase the authorized number of shares                 650,000,000            --            --         --
Shares issued during 2001 prior to reverse acquisition            --   196,935,139   196,935,139         --
Reverse Merger with CSC                                           --   349,784,594   349,784,594         --
                                                         ---------------------------------------------------
Balance at December 31, 2001                             750,000,000   571,195,876   571,105,939     89,937
                                                         ===================================================

WARRANTS

The following table details the warrants outstanding as of December 31, 2001:

               EXERCISE PRICE       WARRANTS    REMAINING TERM
               ---------------  --------------  --------------

                $   0.01000          644,958      1 year
                $   0.05625        4,277,778      3 years
                $   0.08000          788,188      3 years
                $   0.10000          450,000      5 years
                $   0.12000       27,539,679      5 years
                $   0.15000          160,000      5 years
                $   0.22790          323,813      5-8 years
                $   0.25000        1,050,000      2 years
                $   0.45590          183,016      5-8 years
                $   1.19000          395,359      5 years
                $   1.50000           55,000      3 years
                $   1.53120          915,538      3-5 years
                $   1.91400          915,538      3-5 years
                $   2.00000          175,000      3 years
                $   2.29680          915,538      5 years
                $   2.37500          300,000      1-3 years
                $   3.00000          340,000      1-3 years
                $   4.00000          250,000      1-2 years
                $   4.50000        3,758,286      1-2 years
                $   5.00000           82,520      1 year
                $   5.47050            9,871      5-8 years
                $   6.00000          175,000      1-3 years
                $   6.60000           55,000      1-3 years
                                -------------
               TOTAL              43,760,082
                                =============

STOCK INCENTIVE PLAN

In connection with the reverse merger on December 31, 2001, the Company assumed the acquiree's Stock Incentive Plan (the Plan) for its employees.

The Plan permits the issuance of stock options to selected employees, officers and directors of the Company. Options granted may be either nonqualified or incentive stock options.

The following table summarizes stock option activity for Vianet for the year ended December 31, 2001:

                                                NUMBER OF          WEIGHTED
                                              SHARES SUBJECT    AVERAGE EXERCISE
              STOCK OPTION ACTIVITY             TO OPTIONS      PRICE PER SHARE*
              ---------------------           --------------    ----------------

         Outstanding, December 31, 2000           2,505,316           0.50

         Granted                                  5,551,500           0.07
         Cancelled                               (1,230,000)          0.13
         Exercised                                  (15,116)          0.23
                                              --------------

         Outstanding, December 31, 2001           6,811,700           0.13
                                              ==============

In September 2001, the Company's Board of Directors elected to reduce the exercise price of 2,965,000 options previously issued under the plan to $0.10.

The following table summarizes information about stock options outstanding and exercisable at December 31, 2001:

                       ----------------------------------- ---------------------
                               Options Outstanding          Options Exercisable
                       ----------------------------------- ---------------------
                                     Weighted    Weighted              Weighted
                                     Average     Average               Average
                                   Contractual   Exercise              Exercise
       Exercise Price   Number of   Remaining    price per  Number of  price per
          per share      Shares    Life (Years)   Share      Shares      Share
       -------------------------------------------------------------------------
            $ 0.01      1,725,000       9.9       $ 0.01       47,917   $ 0.01
              0.10      3,165,000       9.2         0.10      809,497     0.10
              0.11      1,255,000       9.8         0.11      104,583     0.11
              0.23        323,814       4.0         0.23      323,814     0.23
              0.46        183,015       5.8         0.46      181,428     0.46
              1.50        150,000       7.9         1.50      150,000     1.50
            $ 5.47          9,871       7.6         5.47        7,971     5.47
                       -----------                         -----------
                        6,811,700       9.1       $ 0.13    1,625,210   $ 0.32
                       ===========                         ===========

NOTE I: RELATED PARTY TRANSACTIONS

The Company sells and purchases telecommunications services to and from Inter-Tel NetSolutions Inc., a subsidiary of its shareholder, Inter-Tel, Inc. For the period from Inception through December 31, 2001, the total revenue and expense from this related party were $610,079 and $605,866, respectively. The amounts due to and due from NetSolutions at December 31, 2001 were $ 623,311 and $ 495,044, respectively.

The Company leases office space in Reno, Nevada from Inter-Tel, Inc. under a lease that expires on July 15, 2002.

The Company charters a private plane on an occasional basis from Fairways Aviation Inc., a company owned by its President and Chief Executive Officer, Gregory A. Somers. Total expense recorded for the period from Inception through December 31, 2001 for this related party was $94,705.

In January 2001, Vianet entered into a Purchase Agreement (the "Agreement") with Vida Technologies, Inc. under the terms of which Vianet agreed to convey (i) all of it's ownership and exclusive rights to all intellectual property related to Access, and (ii) the fiber optic product lines of Vianet and Access, to Vida Technologies, a corporation controlled by shareholders of Vianet and former employees of Access. Also, under the terms of the Agreement, Access assigned its executive employment agreements to Vida Technologies.

In February 2001, Vianet entered into a marketing distribution agreement with a company controlled by P. Ianace who was subsequently appointed CEO of Vianet. As part of that agreement, Vianet issued warrants to purchase 1,000,000 shares of Vianet's common stock at an exercise price of $0.25 and a 5-year term with the right to receive a further 2,000,000 warrants based on certain performance achievements. In December 2001, by mutual agreement the warrants issued in February and the rights to receive further warrants were cancelled, and replaced by warrants to purchase 2,000,000 shares of Vianet's common stock for a 5-year term at an exercise price of $0.12 per share.

EMPLOYMENT / CONSULTING AGREEMENTS

In April 2001, Vianet entered into a three-year consulting agreement with Xelix Capital Limited, an entity owned and controlled by Jeremy Posner. The consulting agreement provides for base fees to Xelix Capital Limited of $120,000 per year (the "Base Fee"). In addition, the consulting agreement provides that Vianet shall pay such additional compensation as shall be determined from time to time by the Board of Directors based upon the attainment of specific criteria as agreed to from time to time. The consulting agreement also provides for reimbursement of reasonable costs and expenses incurred. The consulting agreement is terminable (i) by either party in the event the other party fails to perform in accordance with the provisions of this Agreement, or (ii) by Vianet, at any time, upon thirty (30) days written notice. Upon termination the consultant shall cease all provision of services and no invoice shall be made for services performed after notice of suspension or termination. Upon termination, for any reason except breach of this agreement by consultant, Vianet shall pay to consultant severance in an amount equal to two times the Base Fee. The severance amount shall be payable in quarterly installments with the first payment due not later than thirty (30) days after termination. The Consulting Agreement superseded and replaced a prior three-year consulting agreement entered into with Xelix Capital Limited in April 2000, effective as of January 1, 2000, that provided for base fees to Xelix Capital Limited of $150,000 per year.

In April 2001, Vianet entered into an agreement with Pete Ianace, the Chief Executive Officer of Vianet, that provides for a salary of $150,000 per year, which salary is to be increased to $250,000 per year in the quarter following Vianet's earning an operating profit. Thereafter, in June 2001, Vianet entered into an additional agreement with Mr. Ianace that provides for a one-year notice period prior to the termination of Mr. Ianace's employment as Chief Executive Officer of Vianet following a change in control of the company.

In September 2001, Vianet entered into agreements with Robert Logan and Brian Berger, the Chief Operating Officer and Vice President of Engineering of Vianet, respectively, that provide for (i) a one-year notice period prior to the termination of their employment as executive officers of Vianet during the first 12 months following a change in control of the company, and (ii) a 6 month notice period prior to the termination of their employment as executive officers of Vianet after the completion of the first 12 months following a change in control of the company.

========================================  ======================================

You should rely only on the information
contained in this prospectus. We have
not authorized anyone to provide you with
information different from the information
contained in this prospectus. This document
may only be used where it is legal to sell
the securities. The information in this
document may only be accurate on the date
of this document.                                      321,089,738 SHARES
                                                            OF OUR
                                                         OF COMMON STOCK

         TABLE OF CONTENTS
                                    Page
                                    ----

Prospectus Summary                     2
Risk Factors                           4
Use Of Proceeds                        9              VIANET TECHNOLOGIES, INC.
Market For Common Equity And
  Related Stockholder Matters         10
Management's Discussion And
  Analysis Or Plan Of Operation       23
Business                              14
Management                            28
Certain Relationships And
  Related Transactions                39                  ________________
Security Ownership Of Certain
  Beneficial Owners                                         PROSPECTUS
     And Management                   40                  ________________
Description Of Securities             41
Plan Of Distribution                  44
Selling Stockholders
Legal Matters                         52
Experts                               53
Available Information                 53                   ________, 2002
Index To Financial Statements         55

========================================  ======================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company's Articles of Incorporation limit, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Company's Bylaws provided that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

           NATURE OF EXPENSE                               AMOUNT
           -----------------                               ------
           SEC Registration fee                          $    428.87
           Accounting fees and expenses                   *10,000.00
           Legal fees and expenses                        *25,000.00
           Printing and related expenses                  *10,000.00
                                                         -----------
                                 TOTAL                   $*45,428.87
                                                         ===========
* Estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         Except as set forth below, there were no sales of unregistered securities by Vianet during the past three (3) years:

SECURITIES ISSUED FOR CASH CONSIDERATION

         From December 1999 to February 2000, Vianet completed a private placement offering, with Aegis Capital, Inc. as placement agent, in which it sold an aggregate of 34.5 units to a total of 84 accredited investors, who paid a total of approximately $3,450,000. The units consisted of an aggregate of (1) 2,302,250 shares of common stock, and (2) 2,302,250 class A, B and C warrants, respectively, to purchase shares of common stock. The class A, B and C warrants, when issued, were exercisable at $2.00, $2.50 and $3.00, respectively. In connection with such closings, Aegis Capital received a placement fee equal to 10% of the aggregate purchase price of the securities sold by it, plus a non-accountable expense allowance of $50,000, and a warrant, granted by Vianet for $1.00 consideration, to purchase a number of units equal to 10% of the units sold in the offering at an exercise price equal to the offering price of the units sold.

         In February 2000, Vianet completed a private placement offering in which it sold an aggregate of approximately 18 units to a total of 57 accredited investors, who paid a total of approximately $1,800,000. The units consisted of an aggregate of (1) 1,199,054 shares of common stock, and (2) 1,199,054 class A, B and C warrants, respectively, to purchase shares of common stock. The class A, B and C warrants, when issued, were exercisable at $2.00, $2.50 and $3.00, respectively. In connection with such closings, Aegis Capital received warrants and Donald & Co. received warrants and a fee. In connection with such closings, Donald & Co. received a placement fee equal to 10% of the aggregate purchase price of the securities sold by it and a warrant, granted by Vianet for $1.00 consideration, to purchase a number of units equal to 10% of the units sold in the offering at an exercise price equal to the offering price of the units sold.

         In March and April 2000, we completed a private placement in which we sold an aggregate of approximately 98.98 units for gross proceeds to Vianet of approximately $5,938,000. The units consisted of an aggregate of 1,932,861 shares of common and 2,899,291 common stock purchase warrants, which warrants are exercisable at $4.50.

         In April 2000, pursuant to stock purchase agreements, we issued an aggregate of 1,899,999 shares of common stock and 2,849,998 common stock purchase warrants for gross proceeds of $5,700,000. The warrants are exercisable at $4.50. In connection with such offering, the placement agents received warrants to purchase an aggregate of approximately 9.5 units (or an aggregate of approximately 190,000 shares of common stock and approximately 285,000 class D warrants). Each unit consisted of an aggregate of 20,000 shares of common stock and 30,000 Class D three-year common stock purchase warrants, which are exercisable at $4.50 per share.

         Between January 9, 2001 and May 2, 2001, we issued $8,335,750 of 8% secured convertible debentures. We also issued 9,999,999 five-year warrants to purchase shares of our common stock at a price not to exceed $0.28875 in connection with the issuance of these convertible debentures. The debentures include $6,856,250 due on January 9, 2002, $734,500 due on April 9, 2002,
$395,000 due on April 24, 2002, and $350,000 due on May 2, 2002. The debentures were issued to 28 investors pursuant to Subscription Agreements dated as of their respective purchase dates. Interest only payments were due quarterly commencing March 31, 2001, and the principal was due in one lump sum on their respective due dates.

         The conversion price for the convertible debentures was the lesser of
(i) $0.21, or (ii) 80% of the average of the three lowest closing bid prices of the common stock for the fifteen (15) trading days prior to but not including the conversion date, as defined in the convertible debenture. The maximum number of shares of common stock that any subscriber or group of affiliated subscribers could own after conversion at any given time is 9.99% of the total outstanding shares of our common stock. In connection with this transaction, we agreed to pay to certain finders cash fees of $39,100, warrants to purchase an aggregate of approximately 227,381 shares, and convertible debentures in the principal amount of $56,250.

         In June 2001, we issued $1,319,750 of secured convertible debentures. The debentures were due on June 20, 2002, and bore no interest. The debentures were issued to 17 investors. Simultaneous with, and as a condition precedent to, the debenture offering we:

          (i) issued 14,160,109 shares to certain of the investors that had previously participated our private placement offering that was completed in January 2000, and

         (ii) agreed to a tender offer for one of the investors' outstanding Class A, B and C Warrants on the same terms as the tender offer that we made to all of the Class A, B and C Warrantholders in 2000, in consideration of such persons investing an amount equal to at least 50% of the amount that such persons had previously invested in the our January 2000 private placement offering.

         In connection with this transaction, we agreed to pay to Aegis Capital and Donald & Co. certain fees consisting of an aggregate of (i) $53,019.65 in cash, (ii) 142,857 shares, and (iii) warrants to purchase an aggregate of 788,188 shares, exercisable at $0.08 per share, and warrants to purchase an aggregate of 1,968,392 shares of common stock, exercisable for an aggregate purchase price of $100.

         In July 2001, we issued an aggregate of $471,174 of convertible notes to certain employees and former employees of Vianet in lieu of accrued but unpaid compensation owed to such persons. Such notes are convertible into an aggregate of 7,749,990 shares of common stock, at a price of $.06 per share and warrants to purchase an aggregate of 7,749,990 shares of common stock.

         In January 2001, we issued 1,000,000 shares of common stock and warrants to purchase 4,392,004 shares to a private investment group in consideration of their agreeing to furnish us with a $10 million equity line of credit. This equity line of credit was to be open for a two-year period. The terms of the agreement allowed Vianet to request funds on a monthly basis. The funds were to be available to Vianet each month based upon the average daily price of Vianet's shares on each separate trading day during the twenty two trading days following the delivery of our request for funds. There was a funding limit of $1.0 million in any one month. The equity line of credit was subsequently cancelled.

         In addition, in January 2001, we issued 238,095 shares of common stock and warrants to purchase 238,095 shares of common stock at $0.28875 per share as payment in full on a $50,000 outstanding debt.

         In March and April 2001, we issued 1,427,623 shares of common stock to an existing shareholder in connection with a $100,000 short-term loan to Vianet in January 2001. Such shares were issued to effectively reduce the purchase price of the shares purchased by such shareholder during 2000 to $0.21 per share.

         In December 2001, the holders of an aggregate of $9,176,000 principal amount of outstanding convertible debentures of the Company agreed to convert such debentures into common shares, including accrued interest and penalties, at a conversion price of $0.10 per share. As a result of the conversions, an aggregate of 98,811,712 shares of common stock were issued to the convertible debenture holders upon conversion of the debentures.

         In addition, in December 2001, we completed a private placement in which we sold an aggregate of 4,222,222 shares of common stock for gross proceeds of $380,000.

         In December 2001, Vianet issued 3,493,333 shares of common stock to two parties who paid a total of $310,000.

         In June 2002, Vianet issued 6,832,670 shares of common stock to seven parties who paid a total of $432,184.

         In July 2002, Vianet issued 6,000,000 shares of common stock to two parties who paid a total of $120,000.

         In October 2002, the Company issued 3,333,334 shares of common stock to two purchasers for total consideration of $100,000.

SECURITIES ISSUED FOR SERVICES

         In 1999, Vianet issued an aggregate of 254,500 shares of common stock in consideration of services rendered to us. In addition, Vianet issued warrants to purchase an aggregate of 1,260,000 shares of common stock at exercise prices ranging from $1.10 to $4.58.

         In 1999, Vianet issued options under its employee stock option plan to purchase an aggregate of 760,000 shares of common stock at exercise prices ranging from $1.00 to $2.375. In addition, Vianet issued options outside the employee stock option plan to purchase an aggregate of 350,000 shares of common stock at an exercise price of $8.25.

         In 2000, Vianet issued warrants to purchase an aggregate of 1,305,000 shares of common stock at exercise prices ranging from $1.50 to $12.00. Also, Vianet issued 20,000 shares of common stock in exchange for legal services.

         In January 2001, we issued 1,294,999 shares of common stock in exchange for services performed and accrued for in 2000 approximating $472,510.

         In February 2001, we issued warrants to purchase 1,000,000 shares of our common stock in connection with a distribution agreement. The warrants expire in two years and are exercisable at $0.25 per share. The warrants were issued to an entity controlled by our Chief Executive Officer. In addition, we will issue additional warrants to purchase up to 2,000,000 shares of common stock at exercise prices of $0.25 to $0.50 per share expiring in two years from the date of issuance. The additional warrants will be issued on a pro rata basis based upon revenue resulting from the distribution agreement.

         In February 2001, we issued 281,876 shares of common stock to Aegis for services rendered in connection with a tender offer.

         In February 2001, in connection with a strategic marketing alliance with Ogilvy Group Inc. (Ogilvy) we issued warrants to purchase 1,000,000 shares of common stock at an exercise price of $0.25 per share expiring two years from the date of issuance. In addition, we will issue additional warrants to purchase up to 2,000,000 shares of common stock at an exercise price of $0.25 per share expiring two years from the date of issuance. The warrants will be issued on a pro rata basis based upon revenue resulting from the alliance.

         In March 2001, we issued 75,000 and 100,000 shares of common stock to Jolanda C.M. Schulte-Wevers and Vision Corporate Consulting LLC, respectfully, for providing investor relations services in 2001.

         In March 2001, we issued 2,437,553 and 1,218,777 warrants to purchase common stock to CFM and Xelix, respectively, at exercise prices of $0.16 per share. The warrants expire in 10 years. The number of shares to be issued upon exercise of such warrants is equal to 8% for CFM and 4% for Xelix of the outstanding number of shares of Vianet as of the issue date. During the term of the warrants, the holders are entitled to purchase from us, on the same terms as provided for in the warrant, additional shares equal to 8% and 4%, respectively, of the aggregate number of additional shares issued by us.

         In April 2001, we issued 1,254,618 shares of common stock in exchange for services performed and accrued for in 2000 approximating $183,700. In addition, we issued 736,938 shares of common stock to employees as compensation in 2001.

         In May 2001, we issued warrants to purchase 225,000 shares of common stock at an exercise price of $0.01 per share expiring two years from the date of issuance for investor related services performed by MBF Consulting.

         In October 2001, Vianet issued an aggregate of 350,000 shares of common stock to one party in consideration of services rendered to us valued at $8,750.

         In December 2001, Vianet issued an aggregate of 17,169,406 shares of common stock to 11 parties in consideration of services rendered to us valued at $1,339,196.

         In June 2002, Vianet issued an aggregate of 2,600,000 shares of common stock to two individuals in consideration of services rendered to us valued at $52,000.

SECURITIES ISSUED IN EXCHANGE FOR OTHER SECURITIES

         In addition, in 1999, Vianet issued shares of common stock and warrants to purchase shares of common stock in connection with various mergers and acquisitions, which it completed, as follows:

       o In October 1999, Vianet acquired of all of the issued and outstanding stock of Infinop Holdings, Inc. in exchange for the issuance of 1,495,454 shares of common stock and options to acquire 598,467 shares of common stock at exercise prices ranging from$.01 to $.26. In addition, Vianet has agreed to issue an additional 177,316 shares of common stock upon conversion of $1,125,000 principal amount outstanding debentures;

       o In December 1999, Vianet acquired of all of the issued and outstanding stock of PSI, Inc. in exchange for the issuance of 2,500,800 shares of common stock; and

       o In December 1999, Vianet completed the sale of Develcon for $2,500,000. In connection with such transaction, Vianet issued 183,332 common shares and five year warrants to purchase 400,000 shares of common stock at $2.00-$3.00 per share to Develcon's President. In addition, Vianet and Develcon entered into a Royalty Free Non-exclusive Technology License Agreement in consideration of Vianet issuing warrants to purchase (a) 500,000 shares of common stock at an exercise price of $2.00 per share:
       (b) 50,000 shares of common stock at $5.00 per share: (c) 50,000 shares of common stock at $6.00 per share and (d)50,000 shares of common stock at $7.00 per share.

       o In December 2001, Vianet acquired of all of the issued and outstanding stock of Comservices Corporation in exchange for the issuance of 349,784,595shares of common stock;

SECURITIES ISSUED IN EXCHANGE FOR THE FORGIVENESS OF DEBT

          In March 2001, Vianet issued a total of 2,200,717 shares of common stock to four parties in consideration of the forgiveness of an aggregate amount of $442,524 of debt by the parties.

         In April 2001, Vianet issued a total of 187,500 shares of common stock to two parties in consideration of the forgiveness of an aggregate amount of $29,288 of debt by the parties.

         In May 2001, Vianet issued a total of 2,397,806 shares of common stock to 18 parties in consideration of the forgiveness of an aggregate amount of $391,791 of debt by the parties.

         In July 2001, Vianet issued a total of 791,008 shares of common stock to three individuals in consideration of the forgiveness of an aggregate amount of $44,400 of debt by the parties.

         In December 2001, Vianet issued a total of 3,154,758 shares of common stock to nine individuals in consideration of the forgiveness of an aggregate amount of $297,326 of debt by the parties.

         In January 2002, Vianet issued a total of 173,611 shares of common stock to one individual in consideration of the forgiveness of an aggregate amount of $10,417 of debt by the parties.

         In April 2002, Vianet issued a total of 800,000 shares of common stock to two parties in consideration of the forgiveness of an aggregate amount of $61,538 of debt by the parties.

         In June 2002, Vianet issued a total of 5,414,932 shares of common stock to 22 parties in consideration of the forgiveness of an aggregate amount of $334,732 of debt by the parties.

         In June 2002, the Company issued 3,504,948 shares of common stock to 13 former and current employees in consideration for accrued salaries owed valued at $206,104.

         In June 2002, the Company issued 19,948,754 shares of common stock to 9 individuals or entities in consideration for forgiveness of demand notes valued at $681,296.

         In June 2002, the Company issued 6,579,625 shares of common stock to 12 individuals or entities in settlement of accounts payable and other accrued expenses valued at $376,945.

         In July 2002, Vianet issued a total of 6,517,300 shares of common stock to two parties in consideration of the forgiveness of an aggregate amount of $171,612 of debt by the parties.

         In October 2002, the Company issued 588,611 shares of common stock to a current employee in consideration of accrued salary and other amounts owed valued at $20,602.

         In October 2002, the Company issued 1,866,667 shares of common stock to two companies or individuals in settlement of accounts payable or other accrued expenses or other amounts owed valued at $56,000.

OTHER ISSUANCES

         In the fourth quarter of 2000, Vianet commenced a tender offer for our class A, B and C warrants, pursuant to which we agreed to (i) reduce the exercise price of 100% of the class A common stock purchase warrants from $1.53 to $0.01, and (ii) reduce the exercise price of 50% of the class B common stock purchase warrants from $1.91 to $.01, in consideration of the holders of such securities agreeing to (i) exercise 100% of the reduced price class A and B common stock purchase warrants, and (ii) cancel the remaining class B and C common stock purchase warrants which they held or were entitled to receive. In December 2001, Vianet completed the tender offer pursuant to which 8,264 shares of common stock were issued and Vianet generated funds in the amount of $82,641.40.

         In April 2001, Vianet issued 1,229,250 shares of common stock to one company in consideration for leasing the premises located at 6509 Windcrest Drive, Suite 160, Plano, Texas 75024. The lease has been valued at $188,000.

         In April 2001, Vianet issued 22,155 shares of common stock in connection with the exercise of options by one individual. The aggregate exercise price of the options was $5,050.

         In June 2001, Vianet issued 201,333 shares of common stock for the exercise of warrants with an exercise price of $.01. Also, Vianet issued 830,000 shares of common stock in exchange for the cancellation of 1,706,667 warrants at exercise prices ranging from $1.375 to $12.00.

         In June 2001, Vianet issued an aggregate of 14,160,109 shares of common stock to 12 stockholders that participated in prior private placements. The shares were issued as consideration for adjustments required due to a decrease in the market value of the Company's stock. The Company received no proceeds from this stock issuance.

         In July 2001, Vianet issued an aggregate of 933,841 shares of common stock to 16 stockholders that participated in prior private placements. The shares were issued as consideration for adjustments required due to a decrease in the market value of the Company's stock. The Company received no proceeds from this stock issuance.

         In August 2001, Vianet issued 507,350 shares of common stock in connection with the exercise of options by one party on a cashless basis. The value ascribed to the shares of common stock was $28,538.

         In September 2001, Vianet issued 310,000 shares of common stock in connection with the conversion of a debenture held by one party. The convertible debenture was in the amount of $17,438 and was converted at the rate of $.05625.

         In September 2001, Vianet issued an aggregate of 1,000,000 shares of common stock to three stockholders that participated in prior private placements. The shares were issued as consideration for adjustments required due to a decrease in the market value of the Company's stock. The Company received no proceeds from this stock issuance.

         In October 2001, Vianet issued 62,000 shares of common stock in connection with the conversion of a debenture held by one party. The convertible debenture was in the amount of $3,488 and was converted at the rate of $.05625.

         In October 2001, Vianet issued 7,162,760 shares of common stock in connection with the exercise of warrants by two parties on a cashless basis. The value ascribed to the shares of common stock was $402,905.

         In November 2001, Vianet issued an aggregate of 4,913,959 shares of common stock to 30 stockholders that participated in prior private placements. The shares were issued as consideration for adjustments required due to a decrease in the market value of the Company's stock. The Company received no proceeds from this stock issuance.

         In December 2001, Vianet issued an aggregate of 3,359,396 shares of common stock to six stockholders that participated in prior private placements. The shares were issued as consideration for adjustments required due to a decrease in the market value of the Company's stock. The Company received no proceeds from this stock issuance.

         In December 2001, Vianet issued 18,344,369 shares of common stock in connection with the exercise of warrants by seven parties on a cashless basis. The value ascribed to the shares of common stock was $1,031,871.

         In December 2001, Vianet issued 97,973,195 shares of common stock in connection with the conversion of debenture held by 44 parties. The convertible debenture was in the aggregate amount of $5,510,992 and was converted at the rate of $.05625.

         In connection with the settlement of litigation, Vianet issued 2,938,320 shares of common stock to two parties. Vianet has valued the issuance at $220,374.

         In June 2002, Vianet issued an aggregate of 2,694,814 shares of common stock to five stockholders in connection with the repricing of a previous issuance to these stockholders. As additional consideration, the five stockholders also paid an aggregate purchase price of $151,583 in consideration for the shares of common stock.

         In October 2002, Vianet issued 6,266,810 shares of common stock to 13 employees that previously received shares of common stock for services rendered. The shares were issued as consideration for adjustments due to a decrease in the market value of the Company's stock. The Company received no proceeds from this stock issuance.

Each of the foregoing transactions was exempt from registration under the Act, under either Section 3(10), or Section 4(2) and Rule 506 of Regulation D, of the Act as not involving a public offering. The recipients of the securities issued under Section 4(2) and Rule 506 of Regulation D of the Act represented that such securities were being acquired for investment and not with a view to the distribution thereof. In addition, restrictive legends were placed on the certificates evidencing the securities issued under Section 4(2) and Rule 506 of Regulation D of the Act.

ITEM 27.  EXHIBITS.

         The following exhibits are included as part of this Form SB-2. References to "us" in this Exhibit List mean Vianet Technologies, Inc., a Nevada corporation.

         Exhibit No.             Description
         -----------             -----------

                        SALE PURCHASE AGREEMENT

             2.1 Agreement and Plan of Merger by and among Vianet Technologies, Inc., Comservices Acquisition Corp. and Comm Services Corporation. 1
             2.2 Merger Agreement, dated August 31, 1999, between Vianet and Infinop Holdings, Inc. 2

                        ARTICLES OF INCORPORATION AND BYLAWS

             3.1        Articles of Incorporation 3
             3.2 Amendment to the amended and restated certificate of incorporation of Vianet Technologies, Inc. 4
             3.3        Bylaws 3

                        INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS

             4.1        Form of common stock certificate 3

                        OPINION REGARDING LEGALITY

             5.1        Sichenzia Ross Friedman Ference LLP Opinion and Consent.
                        (to be filed by amendment)

                        MATERIAL CONTRACTS

             10.1       Stock Option Plan 3
             10.2 Stock Purchase ands Sale agreement by and between Inter-Tel Incorporated and Comm-Services Corporation dated July 24th 2001. 4

                        SUBSIDIARIES OF THE REGISTRANT

             21.1       List of Subsidiaries. 4

                        CONSENTS OF EXPERTS AND COUNSEL

             23.1       Consent of independent auditors (filed herewith)
             23.2       Consent of legal counsel (see Exhibit 5)

1 Incorporated by reference to the Form 8-K/A filed by Vianet with the SEC on January 2, 2002 under SEC file No. 000-29177.

2 Incorporated by reference to the Form 8-K/A filed by Vianet with the SEC on October 27, 1999 under SEC file No. 033-55254-19.

3 Incorporated by reference to the Form 10 filed by Vianet after the SEC on January 26, 2000 under SEC file No. 000-29177.

4 Incorporated by reference to the Form 10-KSB filed by Vianet with the SEC on April 16, 2002 under SEC file No. 000-29177.

ITEM 28.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes to:

         (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

         (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Plano, State of Texas, on November 29, 2002.

                                          VIANET TECHNOLOGIES, INC.

                                          By: /s/Victor E. Goetz
                                          --------------------------------------
                                          Victor E. Goetz, Senior Vice President
                                          and Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

            That the undersigned officers and directors of Vianet Technologies, Inc., a Delaware corporation, do hereby constitute and appoint Victor E. Goetz the lawful attorney in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

            IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney and pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on November 29, 2002.

          Signature                                  Title
          ---------                                  -----

/s/ Jeremy Posner                            Chairman of the Board and Secretary
--------------------------
Jeremy Posner

/s/ Greg A. Somers                           President and Director
--------------------------
Greg A. Somers

/s/ Peter Ianace                             Chief Executive Officer and
--------------------------                   Director
Peter Ianace

/s/ Victor Goetz                             Senior Vice President, Chief
--------------------------                   Financial Officer, Chief
Victor Goetz                                 Compliance Officer & Assistant
                                             Secretary and Director